UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Petco Health and Wellness Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS AND 2026 PROXY STATEMENT

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, CA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 30, 2026

12:00 p.m. Pacific Time

www.proxydocs.com/WOOF

To Our Stockholders: We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Petco Health and Wellness Company, Inc. (“Petco” or, the “Company”) on Tuesday, June 30, 2026 at 12:00 p.m., Pacific Time online via live audio webcast at www.proxydocs.com/WOOF (the “Annual Meeting”) for the following purposes:

1.
To elect the four director nominees named in the proxy statement as Class III directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement, or disqualification (Proposal 1);
2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2);
3.
To approve the Second Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares Class A Common Stock authorized for issuance under the plan (Proposal 3);
4.
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4); and
5.
To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has determined to hold the Annual Meeting virtually. We believe that this is the right choice for Petco as it provides expanded stockholder access regardless of the size of the Annual Meeting or resources available to stockholders, improves communications, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost.

Stockholders of record as of the close of business on May 8, 2026 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of Class A common stock are entitled to vote on all matters listed above. Holders of Class B-1 common stock are entitled to vote on all matters listed above except for Proposal 1, the election of the four director nominees named in the proxy statement as Class III directors of the Company. Holders of Class B-2 common stock are entitled to vote only on Proposal 1, the election of the four director nominees named in the proxy statement as Class III directors of the Company.

As permitted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery of our proxy materials on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our 2025 Annual Report, and a form of proxy card or voting instruction card (together, the “proxy materials”). This distribution process is more resource- and cost-efficient. The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of the proxy materials. If you elect to receive a paper copy, the proxy materials will be mailed to you. The Notice is first being mailed, and the proxy materials are first being made available, to our stockholders on or about May 14, 2026.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.proxydocs.com/WOOF. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.proxydocs.com/WOOF. You will also be able to vote your shares electronically at the Annual Meeting.

To attend the Annual Meeting, vote, or submit questions during the Annual Meeting, you must first register for the Annual Meeting in advance by visiting www.proxydocs.com/WOOF. Upon completing your registration, you will receive a confirmation email, which will include additional information about virtually attending the Annual Meeting. For additional details, see “—How can I attend, participate in and vote at the Annual Meeting online?” in the “Questions & Answers About the Annual Meeting” section below. This proxy statement provides detailed information about the Annual Meeting. We encourage you to read this proxy statement carefully and in its entirety. Upon completing your registration, you will receive a confirmation email, which will include additional information

2026 Proxy Statement

about virtually attending the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 11:45 a.m. Pacific Time on Tuesday, June 30, 2026. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the phone number provided in your confirmation email for assistance.

Your vote is important. Regardless of whether or not you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, as indicated on your proxy card or voting instruction form, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy, or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend online.

By Order of the Board of Directors,

Giovanni Insana

Chief Legal Officer and Secretary

San Diego, California

May 14, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2026

The Notice, proxy statement, and the Company’s 2025 Annual Report are available at www.proxydocs.com/WOOF.

2026 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Stockholders for the fiscal year ended January 31, 2026 carefully before voting.

Meeting Information

Date:	Tuesday, June 30, 2026
Time:	12:00 p.m. Pacific Time
Virtual Meeting:	www.proxydocs.com/WOOF
Record Date:	May 8, 2026

How to Vote

Your vote is important. You may vote your shares in advance of the Annual Meeting via the Internet, by telephone or by mail, or during the meeting by attending and voting electronically. If you vote via the Internet, by telephone or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL

To vote before the meeting, visit www.proxypush.com/WOOF. To vote at the meeting, visit www.proxydocs.com/WOOF. You will need the control number printed on your notice, proxy card or voting instruction form.

Dial toll-free (1-866-890-9647) in accordance with instructions on your proxy card or the telephone number on your voting instruction form in accordance with instructions on the form. You will need the control number printed on your notice, proxy card or voting instruction form.

If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

We first began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials, and made our proxy materials available, on or about May 14, 2026.

Proposals

PROPOSAL #1

To elect the four director nominees named in the proxy statement as Class III directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement, or disqualification (Proposal 1).

✓ Our Board unanimously recommends that you vote “FOR ALL” of the director nominees.

Directors

PROPOSAL #2

To approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2).

✓ Our Board unanimously recommends that you vote “FOR” approval, on a non-binding, advisory basis, of the 2025 compensation of our named executive officers.

Say-On-Pay

PROPOSAL #3

To approve the Second Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the plan (Proposal 3).

✓ Our Board unanimously recommends that you vote “FOR” approval of the Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of authorized shares of Class A Common Stock.

Equity Incentive Plan Amendment

PROPOSAL #4

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4).

✓ Our Board unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026.

Auditor Ratification

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Board Qualifications

Strategic Planning/Strategy Development				10

Retail Experience				10

Senior Executive Leadership		8

Accounting/Financial Reporting			9

Public Company Experience				10

Human Capital Management	5

Board Background

Tenure	Age	Independent

Fiscal 2025 Performance Highlights

NET REVENUE	GROSS MARGIN	Pet Care Centers

$6.0B	+66 basis points YoY	>1,500 across the United States, Mexico, and Chile

OPERATING INCOME	OPERATING CASH FLOW

$120M	+77% YoY

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Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, initiatives, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical fact, including, but not limited to, statements regarding our social, environmental, and other sustainability plans and initiatives. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our U.S. Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority. Forward-looking and other statements in this document may also address our progress, plans, and goals with respect to social and sustainability initiatives, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the U.S. Securities and Exchange Commission. Such plans and initiatives may change, and statements regarding such plans and initiatives are not guarantees or promises that they will be met. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2026 Proxy Statement	5

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

Our board of directors is well-positioned to guide our strategy and oversee our operations as we adapt our business to the rapidly-changing retail industry and macroeconomic environment. The evaluation and selection of director nominees is a key aspect of our nominating and corporate governance committee’s regular evaluation of the composition of, and criteria for membership on, our board. We believe that an effective board should be made up of individuals who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations, and who collectively provide an appropriate balance of varied backgrounds and perspectives. As such, our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, to exercise sound judgment in fulfilling their oversight responsibilities, to embrace Petco’s values and culture, and to possess the highest levels of integrity.

Status as a Controlled Company

We are currently indirectly controlled by certain funds (the “CVC Funds”) that are advised and/or managed by CVC Capital Partners (“CVC”) and Canada Pension Plan Investment Board, a Canadian company (together with its affiliates, “CPP Investments” and, together with the CVC Funds, our “Sponsors”). Our Sponsors primarily exercise their control through Scooby Aggregator, LP (our “Principal Stockholder”), who holds shares of our Class A and Class B-1 common stock. Holders of Class A common stock are entitled to vote on all Proposals that are being submitted to the stockholder vote at the Annual Meeting. Holders of Class B-1 common stock are similarly entitled to one vote per share on all matters that are being submitted to the stockholder vote at the Annual Meeting, except for Proposal 1, the election of the four director nominees named in this proxy statement as Class III directors of the Company. Holders of Class B-2 common stock are entitled to one vote per share only on Proposal 1, the election of the four director nominees named in this proxy statement as Class III directors of the Company. Our Class A common stock is currently listed on The Nasdaq Stock Market LLC (“Nasdaq”). There is no public trading market for our Class B-1 common stock or our Class B-2 common stock. We divided the voting rights between Class B-1 common stock and Class B-2 common stock in order to maintain CPP Investments’ compliance with certain regulations under the Canada Pension Plan Investment Board Act, which restricts CPP Investments from investing in securities of a corporation that carry more than 30% of the votes that may be cast for the election of directors of such corporation. Each share of our Class B-1 common stock is convertible into one share of Class A common stock at the option of the holder. As a condition to such conversion, the holder of the shares of Class B-1 common stock to be converted must direct a holder of Class B-2 common stock to transfer an equal number of Class B-2 common shares to our Company. For additional details, see “Beneficial Ownership of Securities” below.

Because our Principal Stockholder controls approximately 51.2% of the outstanding voting power of the Company with respect to director elections, we are a “controlled company” under the Nasdaq rules. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee. However, despite our status as a controlled company, we do remain subject to rules that require us to have an audit committee composed entirely of independent directors. Accordingly, as described in further detail below, we currently have a fully independent audit committee. If at any time we cease to be a controlled company, we will take all actions necessary to comply with applicable SEC rules and regulations and Nasdaq rules, including appointing a majority of independent directors to our board and ensuring that we have a compensation committee and a nominating and corporate governance committee each composed entirely of independent directors, subject in all cases to permitted “phase-in” periods.

Composition of the Board of Directors

Our business and affairs are managed under the oversight of our board of directors. Our board consists of ten directors, including four independent directors, and is divided into three classes of directors, each serving staggered three-year terms of office. Our board has the exclusive power to fix the number of directors in each class, subject to the terms of the stockholder’s agreement entered into with our Principal Stockholder at the time of our initial public offering (referred to as the “stockholder’s agreement”). Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

In addition, the stockholder’s agreement provides our Principal Stockholder with the right to designate a certain number of nominees for election to our board and with certain committee nomination and observer rights. Specifically, so long as our Principal Stockholder (including its permitted transferees under the stockholder’s agreement) has sold, in the aggregate, (i) 50% or less of the total outstanding shares of Class A common stock and Class B-1 common stock beneficially owned (directly or indirectly) by it upon the completion of our initial public offering, it is entitled to designate for nomination by the board in accordance with its fiduciary duties six directors, (ii) more than 50% but less than or equal to 75% of such shares, it is entitled to designate for nomination by the board in accordance with its fiduciary duties four directors, (iii) more than 75% but less than or equal to 90% of such shares, it is entitled to designate for nomination by the board in accordance with its fiduciary duties two directors, and (iv) more than 90% of such shares, it is not entitled to designate for nomination by the board in accordance with its fiduciary duties any directors. If, with our Principal Stockholder’s prior written consent, the size of our board is decreased, our Principal Stockholder is entitled to designate the same number of persons for nomination and election to our board as set forth above. If, with our Principal Stockholder’s prior written consent, the size of our board is increased beyond eleven directors, our Principal Stockholder is entitled to designate a proportional number of persons for nomination and election to our board (rounded up to the nearest whole, even number). In addition, subject to any

6	2026 Proxy Statement

requirements, including independence requirements for committee members imposed by applicable law or by the applicable rules of any national securities exchange on which our Class A common stock may be listed or traded, our Principal Stockholder has the right to have two of its nominees appointed to serve on each committee of our board of directors for so long as our Principal Stockholder has the right to designate at least two directors for nomination and election to our board (subject to the board’s fiduciary duties).

Pursuant to the stockholder’s agreement, our Principal Stockholder has designated Christopher J. Stadler, Cameron Breitner, and Nishad Chande as designees of CVC, and David Lubek, Iris Yen, and Mary Sullivan as designees of CPP Investments, to serve on our board of directors. Our Principal Stockholder is also entitled to designate at least four non-voting observers to attend all meetings of our board and its committees as long as our Principal Stockholder has director nomination rights under the stockholder’s agreement. For additional details, please see “—Related Person Transactions—Stockholder’s Agreement” below.

The following table sets forth information with respect to our directors as of the record date:

Name	Age	Class	Director Since	Current Term Expires	Position at the Company	Committee Membership
						AC	CC	NCGC

Joel Anderson	61	III	2024	2026	Director and Chief Executive Officer (“CEO”)

Glenn Murphy	64	I	2024	2027	Chairman

Cameron Breitner	51	I	2016	2027	Director	C*

Gary Briggs	63	III	2018	2026	Director	M		C

Nishad Chande	51	III	2016	2026	Director		M	M

R. Michael Mohan	58	II	2021	2028	Director		C

David Lubek	46	II	2023	2028	Director			M

Christopher J. Stadler	61	II	2016	2028	Director

Mary Sullivan	62	III	2021	2026	Director		M

Iris Yen	54	I	2023	2027	Director	M
AC: Audit Committee CC: Compensation Committee NCGC: Nominating and Corporate Governance Committee						M – Member C – Chairperson

*Audit Committee Financial Expert

Average Director Tenure 6 Years
3	of 3 Committee Chairs are Independent

20%	of Directors are Women	57	Average Age of Directors	6	4
				0-5	6-10
				YEARS	YEARS

Director Nominees have experience, qualifications, attributes, and skills that align with the Company’s long-term strategy the Company’s long-term strategy

2026 Proxy Statement	7

NOMINEES STANDING FOR ELECTION AS CLASS III DIRECTORS AT THE ANNUAL MEETING

For a three-year term expiring at the 2029 Annual Meeting of Stockholders

Joel Anderson

Joel Anderson has served as our Chief Executive Officer and a member of our board of directors since July 2024. Mr. Anderson is a highly accomplished retail leader with over 30 years of industry experience and a proven track record of value creation as a public company Chief Executive Officer. He brings deep operational discipline, merchandising skills, and branding expertise and has a passion for leadership development while building strong cultural tenets. Most recently, Mr. Anderson served as the Chief Executive Officer of Five Below, Inc., a publicly traded retail company, from 2015 to 2024. As Chief Executive Officer of Five Below, Joel was responsible for guiding the company’s strategic growth—overseeing expansion of the store footprint, driving significant revenue increases, launching and scaling e-commerce, optimizing operations, and expanding into new product categories. Mr. Anderson previously served as the President and Chief Executive Officer of Walmart.com, an online shopping platform for the retail corporation, from 2011 to 2014, and before that as divisional Senior Vice President of the Northern Plains division of Walmart stores, overseeing over 100,000 associates and more than $25 billion in annual sales. Mr. Anderson currently serves as a director and chairperson of the compensation committee of Sprouts Farmers Market, a supermarket chain. He holds a bachelor’s degree from St. Olaf College and a master’s degree in business administration from Harvard Business School. His extensive experience in retail and as a public company executive qualifies him to serve on our board of directors.

Board Member Since: 2024 Age: 61 Board Committees: None

Gary Briggs

Gary Briggs has served as a member of our board of directors since 2018 and is currently Senior Advisor, Marketing at OpenAI, an AI research and deployment company. Mr. Briggs served as the Senior Advisor, Paid Media, Harris for President from July 2024 to November 2024. He also serves on the board of directors of Etsy, an online marketplace, Combe, Inc., a personal-care company, and Omaze, a private London based company that raises funds for charities. He served on the board of directors of Afterpay, a financial technology company, from January 2020 to January 2022 until it was acquired by Block, Inc., and as Chairman at Hawkfish, a data and technology firm, from September 2019 to May 2021. Between 2013 and 2018, Mr. Briggs served as the Chief Marketing Officer of Meta Platforms, Inc. (formerly Facebook, Inc.). Prior to joining Meta, he served in various leadership roles at Google Inc. Before then, he held a number of marketing and general management leadership roles at eBay Inc., PayPal, Inc., PepsiCo, Inc., and IBM Corp. Earlier in his career, he was a management consultant with McKinsey and Company. He holds a bachelor’s degree from Brown University and a master’s degree from the Kellogg School of Management at Northwestern University. His extensive experience in marketing and brand management qualifies him to serve on our board of directors.

Board Member Since: 2018 Age: 63 Board Committees:
Nominating and Corporate Governance Chairperson

Audit

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Nishad Chande

Nishad Chande has served as a member of our board of directors since 2016. He is Partner, U.S. Head of Consumer and Co-Head of Business Services at CVC, one of our Sponsors, which he joined in 2016. Prior to joining CVC, he worked at Centre Partners, a private equity firm, from 2005 to 2016, Bain & Company, a global management consulting firm, from 2003 to 2005, Raymond James Capital, an independent investment bank and financial services company, from 1999 to 2001, and Schroders, an asset management company, from 1997 to 1999. Mr. Chande previously served on the board of directors of BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator. Mr. Chande holds a bachelor’s degree in economics and mathematics from Dartmouth College and a master’s in business administration degree from the Wharton School at the University of Pennsylvania. His experience across multiple industries qualifies him to serve on our board of directors.

Board Member Since: 2016 Age: 51 Board Committees:
Nominating and Corporate Governance

Compensation

Mary Sullivan

Mary Sullivan has served as a member of our board of directors since 2021. Ms. Sullivan is Senior Managing Director & Chief Talent Officer at CPP Investments, one of our Sponsors, which she joined in 2015 and where she currently is responsible for talent acquisition, organizational development, international mobility, compensation and benefits, and inclusion and diversity. Prior to joining CPP Investments, Ms. Sullivan was Senior Vice President, People at Holt, Renfrew & Co., a Canadian luxury department store chain, from 2014 to 2015, where she was responsible for the Human Resources function. From 2007 to 2014, she worked at Four Seasons Hotels and Resorts, a luxury hospitality company, ending her tenure at the company in the role of Senior Vice President, Corporate Human Resources. She also spent seven years as a leader of the Human Resources function at IMAX Corporation, an entertainment technology company, ending as Senior Vice President of Human Resources. Ms. Sullivan holds a bachelor’s degree in administrative and commercial studies from the University of Western Ontario and a master’s degree in business administration from the Rotman School of Management at the University of Toronto. Her experience in leadership roles across the retail and hospitality industries qualifies her to serve on our board of directors.

Board Member Since: 2021 Age: 62 Board Committees:
Compensation

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CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL

THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Cameron Breitner

Cameron Breitner has served as a member of our board of directors since 2016. From February 2024 to December 2025, Mr. Breitner served as a Senior Advisor at CVC, one of our Sponsors. Previously, he was a Managing Partner at CVC, having served as a senior executive at the firm from 2007 until February 2024, where he served as the head of CVC’s San Francisco office and shared responsibility for overseeing CVC’s North and South American Private Equity activities. Prior to joining CVC, Mr. Breitner was a Managing Director at Centre Partners, a private equity firm, where he worked from 1998 to 2007. Prior to Centre Partners, he worked in mergers and acquisitions at Bowles Hollowell Conner & Co., an investment banking firm. Mr. Breitner previously served on the board of directors of Advantage Solutions Inc., a leading business solutions provider to consumer goods manufacturers and retailers, Worldwide Express/GlobalTranz, a third-party logistics provider, CFGI, a financial and accounting advisory firm, BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator, Asplundh, a vegetation management and infrastructure services company, Teneo, a global advisory firm, and many other public and private companies. Mr. Breitner received a bachelor’s degree in psychology from Duke University. His retail industry experience qualifies him to serve on our board of directors.

Board Member Since: 2016 Age: 51 Board Committees:
Audit Chairperson

Glenn Murphy

Glenn Murphy served as Executive Chairman of our board of directors from May 2024 to February 2026 when he transitioned to his current position as Chairman of our board of directors. He founded FIS Holdings Ltd., a consumer-focused investment firm, in 2016 and serves as its Chief Executive Officer. Prior to FIS Holdings, Mr. Murphy served as Chairman and Chief Executive Officer of Gap, Inc. from 2007 until 2014. Prior to that, he served as Chairman and Chief Executive Officer of Shoppers Drug Mart Corporation, a leading health and beauty retailer, from 2001 to 2007. Mr. Murphy started his career at Loblaw Companies, a Canadian grocery company, where he spent 14 years in various leadership roles. Mr. Murphy also serves as the Executive Chair of the board of Wella Company, a global leader in the beauty industry. He previously served as Executive Chair and then Chairman of the board of directors of Lululemon Athletica, Inc. Mr. Murphy holds a bachelor’s degree from the University of Western Ontario. His extensive global retail experience, which includes a track record of strategic and operational leadership across major retail brands, qualifies him to serve on our board of directors.

Board Member Since: 2024 Age: 64 Board Committees: None

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Iris Yen

Iris Yen has served as a member of our board of directors since June 2023. She also served as an Observer and Advisor to the board of directors from December 2021 to June 2023. Ms. Yen is Chief Strategy and Transformation Officer at Wella Company, a global leader in the beauty industry, which she joined in September 2023. She previously served as Vice President, Global Technology North America at NIKE, Inc., an athletic footwear and apparel corporation, from June 2022 to September 2023. In that role, she led engineering, architecture, product management, and program management for Nike’s largest geography. Prior to that, Ms. Yen served as Vice President, Global Nike Direct Digital Commerce from July 2020 to June 2022, and as Vice President of Greater China Nike Direct Digital Commerce from March 2019 to July 2020. She joined Nike in 2016 as Global Vice President of Strategy from Gap Inc., where she held multiple leadership roles over 13 years, including serving as Gap’s Vice President of Corporate Strategy. Ms. Yen has also served on the Nike Foundation’s Board and Gap’s Political Action Committee, acted as the executive sponsor of Nike’s and Gap’s Asian-American networks, and is a Stanford Women on Boards member. She holds a bachelor’s degree from Brown University and a master’s degree in business administration from the Stanford Graduate School of Business. Her public company, digital and global retail industry experience qualifies her to serve on our board of directors.

Board Member Since: 2023 Age: 54 Board Committees:

Audit

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CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL

THE 2028 ANNUAL MEETING OF STOCKHOLDERS

R. Michael (Mike) Mohan

Board Member Since: 2021 Age: 58 Board Committees:

Mike Mohan has served as a member of our board of directors since March 2021. He previously served as Petco’s Interim Chief Executive Officer from March 2024 to July 2024 and as Lead Independent Director from July 2021 to March 2024. Prior to joining Petco, Mr. Mohan served as President and Chief Operating Officer of Best Buy Co., Inc., a consumer electronics retailer, from June 2019 to July 2021, where he was responsible for the operations of the company’s U.S. and International businesses. From 2004 to June 2019, he served in various leadership roles at Best Buy, overseeing services, customer experience, category management, merchandising, marketing, and supply chain functions. Prior to joining Best Buy, Mr. Mohan was Vice President and General Merchandising Manager for Good Guys, an audio-video specialty retailer. Mr. Mohan also previously worked at Future Shop in Canada from 1988 to 1997, prior to Best Buy’s acquisition of the company, where he served in various merchandising roles. Mr. Mohan also serves as Chairman of the board of directors of Bloomin’ Brands, Inc., a casual dining restaurant company, and serves on the board of directors of Jackson Family Wines, a family-run wine company. He also served on the board of directors of VIZIO Holding Corp., a consumer electronics company, from February 2023 to December 2024 when VIZIO was acquired by Walmart. His extensive retail industry and management experience, coupled with his digital marketing acumen, qualifies him to serve on our board of directors.

Compensation Chairperson

David Lubek

David Lubek has served as a member of our board of directors since June 2023. Mr. Lubek is Managing Director, Direct Private Equity at CPP Investments, one of our Sponsors, which he joined in 2008. Prior to joining CPP Investments, Mr. Lubek worked at CIBC World Markets, the investment banking division of the Canadian Imperial Bank of Commerce, in the Mergers and Acquisitions investment banking group. Mr. Lubek also currently serves on the board of directors of Qualtrics, an experience management software company, and NEOGOV, an AI-enabled government software company. Mr. Lubek holds a bachelor’s degree in business administration from York University and a master’s degree in business administration from the Kellogg School of Management at Northwestern University. His experience across multiple industries qualifies him to serve on our board of directors.

Board Member Since: 2023 Age: 46 Board Committees:
Nominating and Corporate Governance

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Christopher J. Stadler

Christopher Stadler has served as a member of our board of directors since 2016. He is a Managing Partner at CVC, one of our Sponsors, which he joined in 2007. He co-chairs CVC's Sustainability Committee and Chairs their Philanthropic Committee. Prior to joining CVC, he worked for Investcorp, a global investment manager, as Head of Private Equity, North America after joining as Managing Director in 1996. Mr. Stadler previously served on the board of directors of BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator. He holds a bachelor’s degree in economics from Drew University and a master’s degree in business administration from Columbia University. His experience across multiple industries qualifies him to serve on our board of directors.

Board Member Since: 2016 Age: 61 Board Committees: None

2026 Proxy Statement	13

Director Independence

Our nominating and corporate governance committee and our board have conducted their annual review of the independence of each director nominee under the applicable Nasdaq and SEC independence standards. Based upon the nominating and corporate governance committee’s recommendation and our board’s own review and assessment, our board has affirmatively determined in its business judgment that each of Cameron Breitner, Gary Briggs, R. Michael Mohan, and Iris Yen is “independent” as defined under the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board also previously determined that Sabrina Simmons, who was a director until February 2025, and Christy Lake, who was a director until July 2025, were independent during the time that each served on the Board. In determining Mr. Breitner’s independence, our nominating and corporate governance committee and our board considered that Mr. Breitner stepped down as Managing Partner at CVC in February 2024 and, as such, is no longer affiliated with CVC, one of our Sponsors, in an employee or officer capacity. In addition, in determining Ms. Yen’s independence, our nominating and corporate governance committee and our board considered that Mr. Murphy, our Chairman, who served as our Executive Chairman until February 2026, serves as Executive Chairman at Wella Company, where Ms. Yen serves as Chief Strategy and Transformation Officer, and that in his role as Executive Chairman at Wella Company, Mr. Murphy has no role in determining Ms. Yen’s compensation as an executive officer of Wella Company. In addition, Mr. Murphy stepped down from Wella’s compensation committee before joining Petco in May 2024. Finally, for Mr. Mohan, our nominating and corporate governance committee and our board considered that Mr. Mohan served as our interim Chief Executive Officer for less than one year in fiscal 2024.

Board Leadership Structure

Our board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our board does not have a written policy on whether the role of Chairman and CEO should be separate or combined, but such roles are currently separate at the Company. In May 2024, our board appointed Glenn Murphy as Executive Chairman of the board. in February 2026, Mr. Murphy transitioned out of his position as an executive officer of the Company, but remains Chairman of our board. As Chairman, Mr. Murphy supports the Petco leadership team’s focus on improving profitability while implementing strategic actions to drive sustainable long-term profitable growth. He played a key role in the board’s search for the Company’s current CEO, Joel Anderson, who is also a member of the board and joined the Company in July 2024. Our board believes that our current board leadership structure, with a separate Chairman and CEO who both have decades of retail industry leadership experience and a deep understanding of how to help complex businesses excel, gives our board a strong leadership and corporate governance structure that best serves the needs of Petco and our stockholders to drive the Company forward at this time.

Executive Sessions

In order to facilitate open discussion, our board holds executive sessions led by our Chairman each quarter. Our directors held four executive sessions during fiscal 2025. In order to promote open discussion among independent directors, our board also holds executive sessions of independent directors at least two times per year and at such other times as necessary or appropriate as determined by the independent directors. Such sessions are chaired by an independent director.

Director Nominations

The nominating and corporate governance committee periodically reviews and recommends to our board the skills, experience, characteristics, and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The nominating and corporate governance committee evaluates the composition of our board annually to assess whether the skills, experience, characteristics, and other criteria established by our board are currently represented on our board as a whole and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. The board and the nominating and corporate governance committee also actively seek to achieve a variety of occupational and personal backgrounds, perspectives, skills, and expertise on the board. As part of the search process for each new director, the nominating and corporate governance committee actively seeks to compile a diverse pool of qualified candidates from which board nominees are ultimately chosen based on merit. The nominating and corporate governance committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. We also assess qualifications and characteristics of our directors as part of the board’s annual self-evaluation process.

Procedures for Recommending Individuals to Serve as Directors

The nominating and corporate governance committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our nominating and corporate governance committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by directing a description of each nominee’s name and qualifications for board membership to the chair of the nominating and corporate governance committee by sending an email to Directors@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our third

14	2026 Proxy Statement

amended and restated bylaws (“bylaws”) (which can be provided free of charge upon request by writing to our Secretary at the email or physical address listed above). The nominating and corporate governance committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

Board Qualifications

The following charts show how certain skills, experience, characteristics, perspectives, and other criteria are represented on our board as of the date of this proxy statement. The chart summarizing skills is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skillsets each director contributes. We believe the combination of the skills, perspectives and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Director	Strategic Planning/ Strategy Development	Retail Experience	Senior Executive Leadership	Accounting/ Financial Reporting	Public Company Experience	Human Capital Management

Joel Anderson	✓	✓	✓	✓	✓	✓

Glenn Murphy	✓	✓	✓	✓	✓	✓

Cameron Breitner	✓	✓	✓	✓	✓

Gary Briggs	✓	✓	✓	✓	✓

Nishad Chande	✓	✓		✓	✓

David Lubek	✓	✓		✓	✓

R. Michael (Mike) Mohan	✓	✓	✓	✓	✓	✓

Christopher J. Stadler	✓	✓	✓	✓	✓	✓

Mary Sullivan	✓	✓	✓		✓	✓

Iris Yen	✓	✓	✓	✓	✓

2026 Proxy Statement	15

Committees of our Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at ir.petco.com/corporate-governance/documents-and-charters.

Committee Membership; Meetings and Attendance

During our last completed fiscal year:

•
our board of directors held 4 meetings;
•
our audit committee held 5 meetings;
•
our compensation committee held 3 meetings; and
•
our nominating and corporate governance committee held 4 meetings.

Each of our incumbent directors attended at least 75% of the meetings of our board of directors and the respective committees of which he or she is or was a member held during the period such director served as a director during fiscal 2025.

Directors are expected to attend the Annual Meeting absent unusual circumstances. Eight of our then serving directors attended our 2025 Annual Meeting.

Audit Committee

Members Cameron Breitner (Chair) Gary Briggs Iris Yen

Principal Responsibilities

Each of Cameron Breitner, Gary Briggs, and Iris Yen qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members. Each member of the audit committee is financially literate, and Cameron Breitner also qualifies as an “audit committee financial expert” as defined by the SEC rules. Under its charter, our audit committee, among other things, has responsibility for:

•
assisting our board of directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent accountant’s qualifications and independence, our accounting and financial reporting processes, and the audits of our financial statements;
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•
preparing the report required by the SEC for inclusion in our annual proxy or information statement;
•
approving audit and non-audit services to be performed by the independent accountants;
•
reviewing and discussing with management and the independent auditor our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and operations and the independent auditor’s reports related to the financial statements;
•
reviewing and discussing our practices with respect to risk assessment and risk management, and risks related to matters including our financial statements and financial reporting processes, compliance, information technology, and cybersecurity;
•
establishing and periodically reviewing policies and procedures for the review, approval, and ratification of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards;
•
annually evaluating the performance of the audit committee and assessing the adequacy of the audit committee’s charter; and
•
performing such other functions as our board of directors may from time to time assign to the committee.

The audit committee has also established and oversees procedures for the receipt, retention, and treatment of complaints received by Petco regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Petco employees of concerns regarding questionable accounting or auditing matters.

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Compensation Committee

Members R. Michael Mohan (Chair) Nishad Chande Mary Sullivan

Principal Responsibilities

R. Michael Mohan qualifies as an “independent” director for purposes of the Nasdaq independence rules that are applicable to compensation committee members, including applicable heightened independence standards under the Nasdaq rules. R. Michael Mohan also qualifies as a “non-employee director” under Section 16 of the Exchange Act. As a controlled company, we rely on the exemption from the Nasdaq requirement that we have a compensation committee composed entirely of independent directors. Under its charter, our compensation committee, among other things, has responsibility for:

•
reviewing and approving the compensation and benefits of our CEO and other executive officers, or recommending such compensation for approval by our board of directors, as applicable;
•
periodically reviewing and recommending to the board the amount and form of non-employee director compensation;
•
appointing and overseeing the work performed by any compensation consultant, and, at least annually, assessing whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report and proxy statement;
•
overseeing assessment of the risks related to our compensation policies and programs applicable to officers and employees, and reporting to the board on the results of this assessment;
•
overseeing succession planning for positions held by senior management, including the CEO, and reviewing succession planning and management development at least annually with the board, including recommendations and evaluations of potential successors to fill these positions;
•
overseeing our strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, workplace environment and culture and talent development and retention;
•
annually evaluating the performance of the compensation committee and assessing the adequacy of the compensation committee’s charter; and
•
performing such other functions as our board of directors may from time to time assign to the committee.

The Compensation Committee may delegate its authority to one or more subcommittees, members of the Board, the Chairman of the Compensation Committee, or officers of the Company, to the extent permitted by law or applicable plan documents, when it deems appropriate and in the best interests of the Company.

2026 Proxy Statement	17

Nominating and Corporate Governance Committee

Members Gary Briggs (Chair) Nishad Chande David Lubek

Principal Responsibilities

Gary Briggs qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to nominating and corporate governance committees. As a controlled company, we rely on the exemption from the Nasdaq requirement that we have a nominating and corporate governance committee composed entirely of independent directors. Under its charter, our nominating and corporate governance committee, among other things, has responsibility for:

•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•
engaging in succession planning for our board of directors;
•
recommending to our board of directors our director candidates for election at the annual meeting of stockholders;
•
developing and recommending to our board of directors a set of corporate governance guidelines and principles;
•
overseeing and, where appropriate, making recommendations to our board of directors regarding sustainability matters relevant to our business, including Petco policies, activities, and opportunities;
•
overseeing our stockholder engagement program and making recommendations to the board regarding its involvement in stockholder engagement;
•
performing a leadership role in shaping our corporate governance;
•
annually evaluating the performance of the nominating and corporate governance committee and adequacy of the nominating and corporate governance committee’s charter; and
•
performing such other functions as our board of directors may from time to time assign to the committee.

Strategy and Risk Oversight

Our board believes that effective risk management and control processes are critical to Petco’s safety and soundness, our ability to predict and manage the challenges that Petco and the pet category face and, ultimately, Petco’s long-term corporate success.

Management is responsible for the day-to-day oversight and management of our risk management framework, including strategic, operational, legal, compliance, cybersecurity, and financial risks, while our board, as a whole and through its committees, is responsible for the overall oversight of our risk management framework. Consistent with this approach, key stakeholders throughout the Company work with management to identify, review, and update both the framework and certain specific short-, intermediate-, and long-term risks that we face, which are presented to our audit committee and board at regular audit committee and board meetings as part of management presentations that focus on particular business functions, operations, or strategies. Such presentations also identify steps taken by management to eliminate or mitigate such risks and report on how feedback from the audit committee and/or board regarding our enterprise risk management efforts (including how we address existing risks and identify significant emerging risks) is implemented. As part of this process, we determine the top risks for the Company by assessing the probability and impact of inherent risks that we face. These top risks are presented to our audit committee and board and updated regularly. While our board is ultimately responsible for the risk oversight of our Company, our audit committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial, information technology, cybersecurity, privacy, and control risks, and oversight of the measures initiated by management to monitor and control such risks. Through the audit committee’s formal oversight responsibility for cybersecurity, as delegated by our board of directors, it is responsible for reviewing our policies and procedures with respect to cybersecurity risk assessment and risk management. As part of the board of directors and audit committee’s oversight, our Chief Technology Officer (“CTO”) and/or Chief Information Security Officer (“CISO”) provide semi-annual updates to the audit committee with respect to cybersecurity incidents, mitigation, threats, risks, and management, which are also communicated to the full board. In addition, a cross-functional committee comprised of key stakeholders throughout the Company meets regularly to review cybersecurity incidents, mitigation, threats, risks, and management. For additional information regarding our cybersecurity risk assessment program, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

Our audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our

18	2026 Proxy Statement

compensation committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees and evaluate policies and practices that could mitigate any such risk. Our nominating and corporate governance committee has responsibility to review risks relating to our corporate governance practices. These committees provide regular reports on our risk management practices to our board. Our board believes that the Company’s current leadership structure supports its risk oversight function.

In addition, as part of the board’s strategic and risk oversight, the board, through our nominating and corporate governance committee, oversees our sustainability strategies. Throughout the year, the nominating and corporate governance committee receives reports from management, including our Chief Legal Officer, and our Senior Manager of Sustainability, on key sustainability matters, our compliance with applicable laws, our actions around being a responsible company and corporate citizen, and our sustainability reporting, which is regularly shared with the full board.

Artificial Intelligence

We believe in the thoughtful and intentional implementation of artificial intelligence (“AI”) across our enterprise. In fiscal 2025, we adopted an AI Mission Statement to demonstrate the importance of this initiative and to reflect our values and strategy around these revolutionary technologies. We also unveiled new Guidelines on how and when AI should be used at Petco, and the process we require partners to follow when they want to adopt a new AI technology.

In conjunction with these new policies, we established an AI Governance Committee to help guide our overall strategy and financial investments in this exciting area. This cross-functional committee comprised of stakeholders across our business, including IT, InfoSec, Legal, Human Resources, and Customer Service, reviews new AI tools and use cases, focusing on driving cost efficiency, strategic value, and fair, ethical uses in compliance with applicable laws. In doing so, the committee’s goal is to oversee and implement a unified approach to AI at Petco in order to allow us to streamline the technologies that we choose to utilize and better ensure that we’re approaching AI together the “Petco way.”

In addition, members of our board of directors regularly meet with our executives to discuss our AI strategy, emerging technologies, and potential use cases in our business.

We regularly report on our progress to the full board, who provide guidance and oversight on our efforts around AI.

Stockholder Engagement

We typically conduct a proactive outreach effort with the governance teams of our major stockholders where members of our board and/or management team engage with our stockholders to seek their input and feedback in an effort to remain well-informed regarding their perspectives and to help increase their understanding of our business. During these engagements, we cover topics of interest to our stockholders, which typically include our compensation policies and practices, governance practices, and sustainability and corporate responsibility matters.

The feedback received from our stockholder outreach efforts is communicated to and considered by management and the board, and our engagement activities have produced valuable feedback that has helped inform our decisions and our strategy when appropriate, particularly with respect to our compensation policies and practices as well as our sustainability and corporate responsibility efforts.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our board or any individual director may do so by sending an email to Directors@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127. Each communication will be reviewed to determine whether it is appropriate for presentation to our board or the applicable director(s). The purpose of this screening is to allow our board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations, product inquiries, or any offensive or otherwise inappropriate materials.

Code of Business Conduct and Ethics

Our board adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer and principal financial officer/principal accounting officer (or persons performing similar functions)) and directors. This code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at ir.petco.com/corporate-governance/documents-and-charters. To the extent required under the Nasdaq and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

Insider Trading Policy

Petco has adopted an Insider Trading Policy, which governs the purchase, sale, and other transactions in Petco securities by directors, officers, and other employees as well as certain of their family members and controlled entities, as well as the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. For additional information, see the Company’s Insider Trading Policy, which was included as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended January 31, 2026.

2026 Proxy Statement	19

Principles of Corporate Governance

Our board also adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our board and its committees operate. These principles cover a number of areas, including the role of our board of directors, board composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual board assessments, board committees, director orientation and continuing education, board communications with stockholders, and others. A copy of our principles of corporate governance is available on our website at ir.petco.com/corporate-governance/documents-and-charters.

Compensation Committee Interlocks and Insider Participation

During fiscal 2025, our Compensation Committee consisted of R. Michael Mohan, Christy Lake, Nishad Chande, and Mary Sullivan at various times. Except for Mr. Mohan’s position as Interim Chief Executive Officer of the Company from March 2024 to July 2024, none of our Compensation Committee members has formerly been an officer of the Company, was an officer or employee of the Company during fiscal 2025y, or has or had during fiscal 2025 any related person transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our compensation committee or board during fiscal 2025, and none of our executive officers served as a director of any entity that has one or more executive officers who served on our compensation committee.

Fiscal Year 2025 Director Compensation

Under our director compensation program, members of our board of directors who are not employees or officers of Petco, our Principal Stockholders, CVC, CPP Investments, or their respective affiliates are eligible to receive the following:

•
Annual cash retainer of $100,000 (increased from $90,000 effective as of June 4, 2025);
•
Cash fee of $35,000 for service as chairperson, or $15,000 (increased from $10,000 effective as of June 4, 2025) for service other than as chairperson, of our audit committee;
•
Cash fee of $25,000 for service as chairperson, or $10,000 for service other than as chairperson, of our compensation committee;
•
Cash fee of $20,000 for service as chairperson, or $7,500 for service other than chairperson, of our nominating and corporate governance committee;
•
Cash fee of $150,000 for service as the non-executive chair of our board of directors;
•
Cash fee of $50,000 for service as the lead independent director of our board of directors; and
•
Annual equity grant of restricted stock units (“RSUs”) under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”) with a value of approximately $165,000, subject to cliff vesting on the earlier to occur of (i) the first anniversary of the grant date or (ii) the day of the next annual meeting of stockholders.

In addition, our director compensation program provides each director with reimbursement for reasonable travel and expenses incurred in attending meetings and activities of our board of directors and its committees.

In accordance with our director compensation program, in July 2025, each eligible member of our board of directors received an annual grant of 43,422 RSUs, which will vest on the earlier to occur of (i) the first anniversary of the Grant Date or (ii) on the date of the Annual Meeting.

Mr. Murphy was employed as our Executive Chairman of the Board during fiscal 2025. Effective February 1, 2026, he was appointed as our Chairman of the Board, in a non-employee capacity. During fiscal 2025, Mr. Murphy received an annual base salary of $250,000 and an annual target bonus equal to 100% of his base salary. In connection with his initial appointment in 2024, Mr. Murphy received a grant of equity awards in 2024 that were intended to compensate him for a multi-year term as Executive Chairman; accordingly, Mr. Murphy did not receive any annual equity awards in fiscal 2025. In connection with his transition to a non-employee director, Mr. Murphy and the Company entered into a transition agreement, pursuant to which Mr. Murphy received a lump sum payment of $9,615 as statutory pay required by applicable law in accordance with the terms of his offer letter and remained eligible to receive his fiscal 2025 annual bonus, payable at the time annual bonuses are paid to the Company’s executive officers.

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The table below describes the compensation provided to our eligible directors in fiscal 2025. Mr. Anderson was not separately compensated for his service on our board of directors and Ms. Simmons served as a director until she was appointed as our Chief Financial Officer effective February 17, 2025; their fiscal 2025 compensation (including compensation received by Ms. Simmons for her director services during fiscal 2025) are described under “Executive Compensation— Executive Compensation Tables—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Gary Briggs	$129,972	$165,004	$—	$—	$294,976
Nishad Chande (3)	$—	$—	$—	$—	$—
Christy Lake (4)	$48,929	$—	$—	$—	$48,929
David Lubek (3)	$—	$—	$—	$—	$—
Christopher J. Stadler (3)	$—	$—	$—	$—	$—
Mary Sullivan (3)	$—	$—	$—	$—	$—
Iris Yen	$109,972	$165,004	$—	$—	$274,976
Cameron Breitner	$137,539	$165,004	$—	$—	$302,543
R. Michael Mohan	$114,299	$165,004	$—	$—	$279,303
Glenn Murphy (5)	$—	$—	$348,718	$250,000	$598,718

(1)
Amounts reported represent the annual cash fees earned by each independent, non-employee director in fiscal 2025, pro-rated for any partial years of service (including partial years of service on committees or as chairperson).
(2)
Amounts in this column represent the aggregate grant date fair value of the annual RSUs granted to each eligible director during fiscal 2025, calculated in accordance with FASB ASC Topic 718 based on the $3.80 closing price of our Class A common stock on July 24, 2025, the date of grant. For additional information regarding the assumptions underlying this calculation, please read Note [11]—Stockholders’ Equity to our consolidated financial statements for the fiscal year ended January 31, 2026, located in our Annual Report on Form 10-K for such fiscal year. As of January 31, 2026, Mr. Briggs held 1,500,000 Common Series C Units in Scooby LP, our indirect parent (the “C Units”) originally granted in 2018 with a distribution threshold of $0.50, which are generally subject to the same terms as the C Units granted prior to our initial public offering to certain of our Named Executive Officers. Additionally, as of January 31, 2026, each director held the following unvested RSUs: Mr. Breitner: 43,422 Mr. Briggs: 43,422; Mr. Mohan: 43,422; and Ms. Yen: 43,422, and Mr. Murphy held 416,669 restricted shares of Class A common stock.
(3)
These directors are not eligible for compensation under our director compensation program and did not receive any compensation from us during fiscal 2025.
(4)
Ms. Lake resigned from the Board of Directors effective as of the 2025 annual meeting of stockholders.
(5)
Mr. Murphy was employed as our Executive Chairman of the Board until February 1, 2026 when he was appointed as our Chairman of the Board, in a non-employee capacity. Amounts in this row reflect Mr. Murphy's base salary of $250,000 earned in fiscal 2025. Mr. Murphy's fiscal 2025 base salary and non-equity incentive compensation was converted to CAD for purposes of payment at a rate of $1.36 per USD. Mr. Murphy's accrued paid time off payout and statutory payment, received in connection with his transition to a non-employee director are not included because such transition occurred in fiscal 2026.

2026 Proxy Statement	21

CORPORATE RESPONSIBILITY

At Petco, we strive to provide high-quality products and services that support the needs of all pets and pet parents. With a focus on our pillars of Pets, People, and Planet, we prioritize social responsibility and sustainability initiatives that are designed to enhance business opportunities, minimize business risk, and promote compliance with applicable laws and regulations.

Overview

At the core of our sustainability strategy is our mission to improve the lives of pets, pet parents, and our own employees. We focus on sustainability programs that are designed to benefit the health and wellbeing of pets and people through responsible planet stewardship, align with the desires of our stakeholders, and enhance business resilience and profitability. These efforts can be seen across our organization – from pet care, product development and sourcing, to packaging, labeling, delivery, and beyond. Petco has published an annual sustainability report since 2021, and we continue to monitor ways in which we can augment our sustainability program to help enhance business performance and better serve our customer base.

Petco’s Progress

•
Recognized by Newsweek as one of “America’s Most Responsible Companies,” scoring 85/100 for our environmental impact efforts.
•
Included in Forbes’ Best Brands for Social Impact List.
•
Became the first major pet retailer to partner with TerraCycle for a pet gear trade-in and recycling event, diverting over 25,000 collars, leashes, and harnesses from landfill.

Setting the Standard in Responsible Pet Care

•
Donated over $20 million in grants via Petco Love in fiscal 2025.
•
Supported more than 1,800 shelters and animal welfare organizations in fiscal 2025.
•
Provided approximately 1,600 mobile clinics per week by the end of fiscal 2025.

Helping People Thrive

•
Implemented Employee Safety & Health (ESH) strategies that resulted in approximately $1.7M in worker’s compensation cost avoidance.
•
Over 40% of open General Manager and District General Manager positions were filled by internal candidates, either through lateral moves or promotions, in fiscal 2025.

Preserving the Health of Our Planet

•
Completed upgrades at approximately 50 Pet Care Center locations for HVAC systems and LED lighting, supporting our energy reduction efforts.
•
In Alaska, completed over 300 shipments on a carrier powered by liquified natural gas (LNG), an alternative energy source.
•
Reduced fuel consumption by almost 92,000 gallons, saving over $350,000 and supporting our efforts to decrease CO2 output.

We will strive to lead the pet industry in making a difference for the world and all those in it, and we look forward to sharing future updates on our progress in our upcoming 2025 Sustainability Report.

* Inclusion of information herein, or in any of our Sustainability Reports, or identifying it as material for purposes of any such report or assessing our sustainability and corporate responsibility initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to Petco or for purposes of any SEC filings of Petco. For cautionary information and forward-looking statements regarding our sustainability efforts and other related information, see page 5 of this proxy statement.

Oversight

We are both propelled by, and held accountable for, our sustainability efforts by our board of directors (our “board” or, our “board of directors”) as well as our executive leadership team, who believe in the importance of sustainability for the long-term success of our business. Our board oversees sustainability and corporate responsibility issues through its nominating and corporate governance committee, which reviews and provides guidance on our sustainability efforts, progress, initiatives, and priorities.

Our Chief Legal Officer oversees our day-to-day sustainability strategy and sustainability-related risk management initiatives, including environmental regulatory compliance.

Petco Love

Petco Love is a nonprofit organization working to change lives by making communities and pet families closer, stronger, and healthier. It is an independent 501(c)(3) nonprofit organization supported by contributions from us, Petco customers, and corporate partners. Since its founding in 1999, Petco Love has inspired and empowered animal welfare organizations to make a difference, investing over $430 million in adoption and medical care programs, reuniting lost pets, spay/neuter services, pet cancer research, service and therapy animals, and numerous other lifesaving initiatives. Through the Think Adoption First program, Petco Love partners with our pet care centers and animal welfare organizations across the country to

22	2026 Proxy Statement

increase pet adoptions, helping more than 7 million pets to date find their new loving families.

In April 2021, Petco Love launched Petco Love Lost, a searchable database that uses facial recognition technology to help reunite lost pets with their families should they ever go missing. At the end of fiscal 2025, more 3,300 animal welfare organizations and pet industry partners across the U.S. have adopted the platform, and Petco Love Lost has helped return over 200,000 pets to their loving homes.

Launched in August 2021, Petco Love’s Vaccinated and Loved initiative provides free pet vaccines to its partners. In fiscal 2025 Petco love reached its commitment of distributing 4 million free vaccines to under-resourced communities. Providing these much-needed vaccinations is something Petco Love believes gives more pets the best chance to live long and healthy lives.

Human Capital

Our Partners

Our employees, who we call our Petco partners, are our most significant asset, critical to the delivery of our transformation and continued progress. As of January 31, 2026, we had over 26,000 pet care center partners and 29,000 total partners. Our pet care center partners offer a level of customer engagement and content that is differentiated in retail and grounded in a true passion for pets. Our partners are primarily employed on an at-will basis and are compensated through base salary and incentive programs.

We strive to provide opportunities for our partners to grow and develop in their careers. We offer competitive compensation and benefits programs, incentive compensation, as well as a range of health and wellness offerings, to help meet the needs of our partners and their families. In addition to base cash compensation, we offer our corporate partners a mix of annual bonuses, equity compensation, various incentive plans, an Employee Stock Purchase Plan, a 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, and family leave. In addition, we offer a range of webinars, trainings, and subscriptions to support our partners’ total wellbeing.

We also invest significant resources to attract, develop, and retain top talent. In fiscal 2025, we unveiled our new set of corporate values—Pet First, Foster the Fun, and Let’s Go!—that are designed embody our shared passion for pets and our culture of ownership and commitment. Building on these values, we recently launched a comprehensive “Leading the Petco Way” toolkit for all leaders across the organization that defines uniform expectations for how we lead at Petco and ensures we consistently live our values as “One Petco.” We encourage open dialogue and constructive feedback, and as part of that we conduct an annual Voice of the Partner survey followed by a mid-year “pulse” survey to get a deeper understanding of what’s working at Petco and what can be improved. These surveys provide invaluable insights that are communicated to the entire organization and actioned on by our entire leadership team, starting with our CEO.

With respect to our stores, in recent years, we have introduced foundational leadership development training for all new General Managers and above, provided comprehensive pet health and wellness certifications in all pet care centers, and continued to develop our partners’ customer engagement skills. In fiscal 2025, we proudly provided over 300,000 hours of training to our pet care center partners. In addition, over 40% of open Store General Manager positions were filled by internal candidates, either through lateral moves or promotions.

Culture

Our employees are our partners, and we strive to create an environment that values diverse backgrounds and perspectives. We believe that an inclusive workplace unlocks a diversity of perspectives which enable critical innovation, creative problem solving, and high engagement that is key to our mission of improving the lives of pets, pet parents, and our Petco partners. Embedded in our values is the fundamental belief that we are all accepted as we are, and this sentiment is reinforced in teams across our company.

To better serve our diverse customers across our more than 1,500 pet care centers across the United States, Mexico, and Chile we are intentional about bringing to Petco the skillsets and experiences that help us meet the needs of all pets and pet parents. From attracting bilingual talent that help us serve multicultural market segments to finding experiences that help us innovate in a competitive and changing industry, we continue to evaluate and enhance our recruiting and development strategies to find and build the best talent. As the need for pet care grows, we collaborate with community and industry associations to help inspire the next generation of doctors and expand the field of veterinarian medicine.

We believe that building and supporting connections between our partners creates a more fulfilling and enjoyable workplace experience and enables us to tap into the diverse expertise of our partners. Petco’s seven Partner Resource Groups are partner-led and organized, open to all, and lead this effort by fostering community and a sense of belonging by facilitating engagement activities that aim to increase cultural competencies, educate partners on issues involving a variety of topics, and help our business better reach our diverse customer base.

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PROPOSAL 1—ELECTION OF DIRECTORS

There are four Class III directors whose term of office expires at the Annual Meeting. Our nominating and corporate governance committee has recommended, and our board has approved, each of Joel Anderson, Nishad Chande, Gary Briggs, and Mary Sullivan as nominees for election as Class III directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve for a three-year term until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, removal, retirement, or disqualification. Information concerning these nominees and other continuing directors appears under “—Composition of the Board of Directors” above. Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently serving on our board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.

FOR ALL	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED ABOVE.

24	2026 Proxy Statement

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position

Joel Anderson	61	Chief Executive Officer

Sabrina Simmons	63	Chief Financial Officer

Giovanni Insana	39	Chief Legal Officer and Secretary

Holly May	44	Chief Human Resources Officer

Joe Venezia	62	Chief Revenue Officer

Michael Romanko	60	Chief Customer and Product Officer

Joel Anderson’s biographical information can be found with the other director biographies in the “Board of Directors and Corporate Governance” section above.

Sabrina Simmons has served as our Chief Financial Officer (“CFO”) since February 2025. Ms. Simmons served as a member of Petco’s Board of Directors and Audit Chair from 2021 until voluntarily resigning to become CFO. Prior to joining us, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. until 2017. She also served in the following positions at Gap: Executive Vice President, Corporate Finance; Senior Vice President, Corporate Finance and Treasurer; and Vice President and Treasurer. Ms. Simmons currently serves on the Board of Directors of Columbia Sportswear Company, an outdoor apparel and equipment company, and, Coursera, Inc., an online learning platform, and previously served on the Board of Directors of Williams-Sonoma Inc., a kitchenware and home furnishings company, and e.l.f. Beauty, Inc., a cosmetics brand. She holds a bachelor’s degree from the Haas School of Business at University of California, Berkeley, and a master’s degree in business administration from the Anderson School at UCLA. Ms. Simmons is also a CPA (inactive) in the state of California.

Giovanni Insana has served as our Chief Legal Officer and Secretary since October 2023 and previously as our VP Legal, Securities and M&A from April 2023 to October 2023, and as Associate General Counsel, Securities from January 2021 to April 2023. Prior to joining us, Mr. Insana served as Assistant General Counsel at InterDigital, Inc., a technology research and development company, from April 2020 to January 2021 and as Senior Corporate Counsel from April 2019 to April 2020. Prior to that, he was an associate at Dechert LLP from August 2015 to April 2019. Mr. Insana holds a bachelor’s degree in economics from the University of Pittsburgh and a J.D. from the University of Pennsylvania Carey Law School.

Holly May has served as our Chief Human Resources Officer since February 2024. Prior to joining us, Ms. May served as Executive Vice President and Global Chief Human Resources Officer for Walgreens Boots Alliance, a retail pharmacy company, from October 2021 to November 2023, where she led all aspects of the organization’s global HR and Environmental, Social and Governance functions. Prior to that, Ms. May served as Global Chief Human Resources Officer at Abercrombie & Fitch, a clothing retailer, from January 2021 to October 2021, and as Senior Vice President, Global Total Rewards & Service Delivery at Starbucks, a premium coffee company, from September 2018 to January 2021. Ms. May holds a bachelor’s degree from Wellesley College and a Master of Finance degree from the A.B. Freeman School of Business at Tulane University.

Joe Venezia has served as our Chief Revenue Officer since November 2024. Prior to joining us, Mr. Venezia served as the Chief Operating Officer of Stores at Michaels, an arts and crafts retail chain, from February 2021 to November 2024, where he oversaw day-to-day operations including stores, supply chain, distribution and operational execution. Prior to Michaels, he served as President of Bridgestone Retail Operations, the largest chain of automotive care stores in the United States, from June 2017 to January 2021, where he executed on a 5-year growth strategy. Previously, Mr. Venezia served as Head of Global Store Operations for several retailers, including Toys “R” Us, Babies “R” Us, and The Pantry. Mr. Venezia also served as Walmart’s Northeast Division President. He began his career at The Proctor & Gamble Company. He is a graduate of the United States Military Academy at West Point and served as an Officer in the United States Army for nine years, deploying three times in support of combat operations.

Michael Romanko has served as our Chief Customer and Product Officer since February 2025. Prior to joining us, Mr. Romanko served as the Chief Merchandising and Marketing Officer at Five Below, Inc., a publicly traded retail chain, a role he held for a decade until November 2024. Prior to Five Below, Inc., Mr. Romanko served as Chief Design Officer for Patriarch Partners, LLC, an investment firm. In addition, he has held senior merchandising and product development roles at Fortunoff, an outdoor furniture and jewelry retailer, Lenox, a tabletop and giftware brand, Linens ’N Things, a homeware retailer, and Toys “R” Us. Mr. Romanko attended The College of New Jersey.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, objectives, and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2025, as well as certain changes we have made to our executive compensation program since the end of fiscal 2025. Our NEOs are employed by our indirect wholly owned subsidiary, Petco Animal Supplies Stores, Inc.

For fiscal 2025, our NEOs were:

Name	Title
Joel Anderson	Chief Executive Officer
Sabrina Simmons	Chief Financial Officer (1)
Michael Romanko	Chief Product and Customer Officer
Joe Venezia	Chief Revenue Officer
Holly May	Chief Human Resources Officer
Brian LaRose	Former Chief Financial Officer (1)
Jack Stout	Former Chief Merchandising Officer (2)

(1)
Mr. LaRose was succeeded by Ms. Simmons as our Chief Financial Officer on February 17, 2025, after which Mr. LaRose provided transition services to Petco as an employee through April 30, 2025.
(2)
Effective November 29, 2025, Mr. Stout's employment was terminated without cause.

Principal Objectives of Our Compensation Program for Named Executive Officers

Our executive team is critical to our success and to building value for our stockholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering on our mission of improving lives for pets, pet parents, and our own Petco partners. We carry out these objectives through the following attributes of our executive compensation program:

•
We align executive compensation with achievement of operational and financial results, increases in stockholder value, and delivering on our mission.

•
A significant portion of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our stockholders.
•
We evaluate the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant criteria in making pay decisions.
•
Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.

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Our executive compensation program includes a number of governance best practices:

What We Do	What We Don’t Do

•
Majority of NEO target compensation is at-risk
•
Align executive pay with performance
•
Robust stock ownership guidelines for all executive officers and non-employee directors
•
Independent compensation consultant
•
Maintain a compensation clawback policy applicable to financial restatements and executive misconduct
•
Hold annual say-on-pay vote

•
No single-trigger change in control payments or acceleration of Petco equity awards
•
No dividends paid on unvested or unearned Petco equity awards
•
No tax gross-ups on severance payments
•
No option repricing without stockholder approval
•
No excess risk-taking in executive compensation programs
•
No hedging or pledging of Petco stock

Process for Setting Executive Compensation

Role of our Compensation Committee and Management in Compensation Decisions

As described below, the primary elements of our executive rewards program are annual base salary, annual short-term cash incentives, long-term equity incentives, and other benefits and perquisites. Together, these items are complementary and serve the goals described above.

Our executive compensation program is developed and overseen by the compensation committee. The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to the compensation of our executive officers and directors, including by overseeing Petco’s overall rewards philosophy, policies, and programs, evaluating the compensation and performance of our executive officers, and reviewing, approving, and modifying the terms of our compensation and benefit plans and programs as appropriate. Subject in certain circumstances to approval by our board of directors, the compensation committee has the sole authority to make final decisions with respect to our executive compensation program. For more information regarding the authority and responsibilities of the compensation committee, please refer to the compensation committee’s charter, which is available via Petco’s Investor Relations website at ir.petco.com.

In making decisions regarding the allocation of compensation between short-term and long-term compensation, between cash and non-cash compensation, and among different forms of cash and non-cash compensation, the compensation committee takes into account the views and recommendations of management, in particular our CEO and Chief Human Resources Officer (except with respect to their own compensation). Generally, the CEO makes recommendations about annual base salary increases, annual short-term incentive targets, and long-term equity grants for our other NEOs using market data and considering internal equity alignment while working within the parameters of our annual budget for base salary increases and the size of the equity pool.

Use of Compensation Consultants

During fiscal 2025, the compensation committee engaged Exequity as its independent compensation consultant. Exequity assisted the compensation committee in designing the executive compensation program for fiscal 2025, which included review and recommendations regarding our 2025 Peer Group (as defined below), a review and analysis of our executive compensation levels and practices relative to the 2025 Peer Group, a review and analysis of remuneration for our board of directors, and recommendations regarding the design of fiscal 2025 short-term and long-term compensation. Other than its services as independent compensation consultant, Exequity did not provide any other services to us during fiscal 2025. After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the compensation committee concluded that there are no conflicts of interest with respect to the engagement of Exequity by the compensation committee.

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Peer Group

For fiscal 2025, the compensation committee, with the assistance of Exequity, reviewed our peer group and approved two replacement peers so that our peer group continues to reflect companies in similar industries with comparable revenues, EBITDA, enterprise values, and enterprise value-to-EBITDA ratios, and with whom we may compete for talent (the “Peer Group”). In determining appropriate compensation opportunities for our NEOs, the compensation committee reviewed competitive market data provided by Exequity regarding the compensation practices of our Peer Group. The compensation committee decided to replace RH and National Vision Holdings, Inc. with Chewy, Inc. and Bath & Body Works Inc. The adjustments to our Peer Group were made as a part of our annual Peer Group assessment cycle and increased alignment between the Company's and our Peer Group's industry and size. With these updates, the following 15 companies comprised our Peer Group for purposes of our fiscal 2025 compensation decisions:

Academy Sports and Outdoors, Inc.	Central Garden & Pet Company	Sally Beauty Holdings, Inc.
Advance Auto Parts, Inc.	Chewy, Inc.	Sprouts Farmers Market, Inc.
American Eagle Outfitters, Inc.	DICK’s Sporting Goods, Inc.	Tractor Supply Company
Bath & Body Works, Inc.	Foot Locker, Inc.	Ulta Beauty, Inc.
Casey’s General Stores, Inc.	PriceSmart, Inc.	Williams-Sonoma, Inc.

Internal Pay Equity and Other Factors

In setting base salaries, annual short-term cash incentives, and long-term equity incentives, our compensation committee, in collaboration with the CEO, considers factors such as internal pay equity, the capabilities and expertise of each executive, relative responsibilities among members of our executive team, individual contributions by each executive, and business conditions.

For elements of compensation other than total direct compensation, such as severance and change in control benefits, our compensation committee has relied on information provided by Exequity, Peer Group compensation practices, and its own business experience and familiarity with market conditions in determining the appropriate level of benefits for our NEOs.

Say-on-Pay Results and Stockholder Feedback

We value the opinions of our shareholders regarding our executive compensation policies and practices. At the 2025 Annual Meeting of Stockholders, approximately 94% of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation policies and practices. Given the strong support of our stockholders shown in the 2025 say-on-pay advisory vote, we did not make any changes to our executive compensation program in specific response to the say-on-pay advisory vote. We continue to be thoughtful about previous feedback from our stockholders and external advisory firms.

Elements of Compensation

Base Salary

We pay our NEOs a base salary to provide them with a fixed, base level of compensation commensurate with the executive’s skills, competencies, experience, contributions, and performance, as well as a general review of market compensation. Base salaries are reviewed annually, and the compensation committee makes adjustments to reflect individual and Petco performance as well as any survey and peer group data provided by Exequity. Our CEO and our Chief Human Resources Officer made recommendations to our compensation committee regarding 2025 base salary adjustments for our executive officers (except with respect to their own salaries), and our Executive Chairman made recommendations to our compensation committee regarding the base salary for Mr. Anderson. These recommendations are generally based upon the executive’s sustained performance, leadership and contribution to Petco performance, internal pay equity considerations, and survey data. Our compensation committee takes all of these factors into account when making its decisions on base salaries but does not assign specific weight to any one factor. In addition to the annual base salary review, our compensation committee may also adjust base salaries at other times during the year in connection with promotions, increased responsibilities, or to maintain competitiveness in the market.

During fiscal 2025, after the completion of internal and external pay benchmarking, the compensation committee increased Ms. May's annual base salary from $625,000 to $650,000, effective March 2, 2025, and no changes were made to any other NEOs' base salaries at that time. The base salaries for Ms. Simmons and Mr. Romanko were set in connection with their respective appointments following consideration of their experience and responsibilities and the practices of our Peer Group.

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The chart below provides the base salary for each of our NEOs as of the end of fiscal 2025 (or the NEO’s date of termination, if applicable).

Name	Fiscal 2025 Base Salary

Joel Anderson	$1,300,000

Sabrina Simmons	$840,000

Michael Romanko	$840,000

Joe Venezia	$700,000

Holly May	$650,000

Brian LaRose	$700,000

Jack Stout	$650,000

Annual Cash Incentive Program

A hallmark of our compensation philosophy has been the belief that annual cash incentives should be based upon actual performance measured against specified key business and financial metrics. Our compensation committee adopts performance measures that are intended to drive performance against key business objectives and align with market practices of the Peer Group and public companies in general.

Each of our NEOs participated in our annual incentive plan for fiscal 2025 (the “2025 AIP”) and was eligible to receive a target annual cash bonus equal to a percentage of his or her earned annual base salary. Our 2025 AIP maintained the same structure as our 2024 AIP except that the individual strategic goal (previously weighted at 20%) was replaced with a corporate Revenue metric weighted at 20%. The other metrics—Adjusted EBITDA weighted at 60% and Adjusted FCF weighted at 20%--remained unchanged from the 2024 AIP. Performance for each metric would be linearly interpolated up from the threshold (50%) to target and from target to maximum (200%). This combination of performance measures aligned each NEO’s annual cash incentive opportunity with the financial results of our company-wide business, and the addition of the Revenue metric for our 2025 AIP in place of the individual strategic goals metric reinforces the Company’s commitment towards growth.

The target annual cash incentive opportunities for Ms. Simmons' and Messrs. Romanko and Stout were set at their time of hire. There were no changes to our other NEO's target annual incentive percentages in fiscal 2025.

For fiscal 2025, the target annual cash incentive for each of our NEOs were as follows:

Name	Target Annual Cash Incentive (% of Base Salary)

Joel Anderson	150%

Sabrina Simmons (1)	100%

Michael Romanko (1)	100%

Joe Venezia	80%

Holly May	80%

Brian LaRose (2)	80%

Jack Stout (2)	80%

(1)
Ms. Simmons' and Mr. Romanko's 2025 AIP awards were pro-rated for the portion of fiscal 2025 after they commenced employment.
(2)
The 2025 AIP awards for Messrs. LaRose and Stout were pro-rated based on their respective termination dates in accordance with their separation agreements, as described in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreements.”

In establishing the threshold, target, and maximum performance level for each performance measure, our compensation committee established goals with the target level requiring performance in excess of targeted performance in fiscal 2024 (for Adjusted EBITDA and Adjusted FCF) and actual performance in fiscal 2024 (for all measures).

In 2025, our compensation committee approved an exclusion for certain tariff-related expenses from the Company's Adjusted EBITDA results. Tariff regulations were established after our 2025 budgeting cycle was complete. Management was able to moderate but not fully neutralize the impact of tariffs, due to their dynamic nature through the year. Our compensation committee determined that the exclusion was appropriate after reviewing the full-year impact of tariff regulations and taking into account management's actions throughout the year.

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The following chart shows the threshold, target, and maximum performance levels for each financial performance measure and our fiscal 2025 achievement.

Financial Performance Measures	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Weighted Payout

Adjusted EBITDA ($M) (1)	60%	$403.8	$425.1	$459.1	$428.2	65.5%
Adjusted Free Cash Flow ($M) (2)	20%	$95.7	$119.6	$143.5	$187.0	40.0%
Revenue ($M)	20%	$5,985.3	$6,234.7	$6,390.6	$5,961.5	0.0%
					Total Payout	105.5%

(1)
Non-GAAP measure calculated as our net income, adjusted for the following items: interest expense, income tax benefit or expense, depreciation and amortization, loss on partial extinguishment of debt, goodwill and asset impairment, equity-based compensation expense, other non-operating income or loss, investment and joint venture income, and other costs (restructuring costs, severance expenses, business divestiture costs, and certain non-ordinary course legal matters). This definition is intended to align with the Company’s Adjusted EBITDA as reported in our Annual Report Form 10-K. Actual Performance for fiscal year 2025 includes an exclusion for certain tariff-related expenses.
(2)
Non-GAAP measure reflecting how much cash Petco generates, calculated as net cash provided by operating activities less severance and cash paid for fixed assets. The compensation committee chose not to exclude severance expenses from the final results. The resulting performance aligns with the Company’s Free Cash Flow as reported in our Annual Report Form 10-K.

Accordingly, our NEOs received the following payouts under the 2025 AIP:

Name	Target Bonus (1)	Payout Percentage	2025 AIP Payout

Joel Anderson	$1,950,000	105.5%	$2,056,997

Sabrina Simmons	$807,693	105.5%	$852,011

Michael Romanko	$791,539	105.5%	$834,971

Joe Venezia	$560,000	105.5%	$590,727

Holly May	$518,462	105.5%	$546,910

Brian LaRose	$23,077	105.5%	$24,343

Jack Stout	$400,000	105.5%	$421,948

(1)
Target bonuses reflected herein are pro-rated for pay changes and the portion of fiscal 2025 in which such NEO was employed.

Long-Term Equity Incentive Compensation

Fiscal 2025 Annual Awards

In March 2025, each of our NEOs (other than Mr. LaRose, who did not receive any equity awards in 2025 on account of his transition and termination of employment, and Mr. Romanko, who received the initial equity awards described below in lieu of an annual equity award) received an annual equity award comprised 50% of RSUs, 25% of PSUs, and 25% of non-qualified stock options (“NQSOs”). The compensation committee determined to grant stock options as a part of the 2025 annual equity awards to further reinforce stock price performance, as stock options will only have value if the price of our shares increase following the grant date.

RSUs and NQSOs: The 2025 time-based RSUs and NQSOs vest as to 34% on the first anniversary of the date of grant and 16.5% at the end of each six-month period thereafter through the third anniversary of the date of grant.

PSUs: The 2025 annual PSUs will cliff vest following the completion of a performance period covering fiscal years 2025, 2026 and 2027, based on the achievement of three-year absolute total shareholder return (“TSR”) and subject to the NEO’s continued employment through the compensation committee’s certification of such performance. The absolute TSR multiple under the 2025 PSUs is measured by dividing our 10-day volume weighted average trading price ending on the last day of the performance period (plus reinvested dividends, if any) by the greater of our 10-day volume weighted average trading price ending on the grant date and $4.00, with the performance level and resulting payout percentage determined in accordance with the following table (linearly interpolated below the levels set forth below). Petco’s closing stock price on the date of the grant was $2.46, and the $4.00 measurement price reflects a premium to that amount.

Performance Level	Absolute TSR		Payout Percentage

Below Threshold	Below	175%	0%

Threshold		175%	50%

Target		250%	100%

Maximum		300%	200%

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The table below sets forth the target 2025 annual long-term equity award value and the number of RSUs, target PSUs, and NQSOs granted to the NEOs (other than Mr. LaRose and Mr. Romanko) in March 2025:

Name	2025 Target Equity Award	2025 RSUs	2025 PSUs (At Target)	2025 NQSOs (1)

Joel Anderson	$8,500,000	1,727,643	1,101,037	1,336,478

Sabrina Simmons	$2,000,000	406,505	259,068	314,466

Joe Venezia	$1,000,000	223,578	142,488	172,956

Holly May	$750,000	152,440	97,151	117,925

Jack Stout (2)	$1,000,000	203,253	129,534	157,233

(1)
The exercise price of the NQSOs is $2.46, which is equal to our closing stock price on the grant date.
(2)
Mr. Stout’s equity awards were forfeited in connection with his termination of employment effective November 29, 2025.

CEO PSU Awards

2025 Transformation PSUs. In addition to the annual 2025 PSU award, the compensation committee and the Board determined to grant Mr. Anderson an additional PSU award to emphasize our focus on certain financial metrics (the “Transformation PSUs”). The Transformation PSUs are intended to catalyze the Company’s strategic transformation by (i) focusing decision-making on initiatives that drive long-term, sustainable revenue growth, and (ii) increasing alignment with shareholder outcomes, with no payout unless threshold performance goals are met. The award is eligible to vest from 0% to 250% of the target number of PSUs granted based on meeting certain average comparable store sales growth over fiscal 2027 and 2028.

Adjustment to 2024 PSUs. In connection with his appointment as CEO in 2024, Mr. Anderson was granted an initial PSU award that is eligible to vest following a three-year performance period ending January 29, 2028 (i.e., covering fiscal 2025, 2026, and 2027), subject to the Company’s achievement of a three-year cumulative Adjusted EBITDA goal. A portion of the PSUs was also subject to an Adjusted EBITDA gate, pursuant to which 10% of the target PSUs will be automatically forfeited if (i) the Company’s fiscal 2025 Adjusted EBITDA is less than a specified threshold, or (ii) the Company’s fiscal 2026 or fiscal 2027 Adjusted EBITDA does not exceed the Adjusted EBITDA in the immediately preceding fiscal year. The 2025 Adjusted EBITDA threshold was set at $475M, which reflected an aggressive target requiring significant year-over-year growth but did not contemplate the extraordinary impact of tariffs imposed during fiscal 2025 and the resulting economic uncertainty. Given such unexpected events, the board eliminated the fiscal 2025 Adjusted EBITDA threshold gate but did not otherwise make any adjustments to such award (including to the fiscal 2026 and fiscal 2027 thresholds or to the overall cumulative Adjusted EBITDA goal).

Initial Equity Awards for Other NEOs

In connection with Ms. Simmons' appointment as CFO, Ms. Simmons was granted an initial equity award of RSUs with a target award value of at least $2,500,000. In connection with Mr. Romanko's appointment as Chief Customer and Product Officer, Mr. Romanko was granted an initial equity award with a total target award value equal to at least $4,500,000, comprised of (i) $3,250,000 target grant value in the form of RSUs, (ii) $625,000 target grant value in the form of NQSOs, and (iii) $625,000 target grant value in the form of PSUs. Mr. Romanko’s initial equity award was intended to induce him to join the Company and align with the structure of our 2025 annual equity awards; thus, he did not receive any additional annual 2025 equity awards. These initial equity awards were also intended to provide the newly appointed NEOs with immediate alignment with shareholder interests.

In connection with Mr. Stout’s appointment as Chief Merchandising Officer, Mr. Stout was granted an initial equity award of PSUs with a target award value of at least $1,000,000. The PSUs were eligible to vest from 0% to 150% of the target PSUs granted subject to the Company’s achievement of commercial excellence savings and vendor joint business plan goals during fiscal 2025. The PSUs were also subject to an additional time-based vesting period under which 50% of the earned PSUs would vest on March 4, 2026, 25% of the earned PSUs would vest on September 4, 2026, and 25% of the earned PSUs would vest on March 4, 2027. Mr. Stout’s employment was terminated without cause effective November 29, 2025 and such PSUs were forfeited in connection with his termination.

Other Benefits and Perquisites

Health and Welfare Benefits

Our NEOs are eligible to participate in our health and welfare plans on the same terms offered to all of our salaried partners, with the exception of life insurance and disability coverage—which is provided at enhanced levels for all partners who serve as vice presidents or above.

Retirement Benefits

We have not maintained, and do not currently maintain, any defined benefit pension plans in which our NEOs participate. All of our U.S. NEOs are eligible to participate in our 401(k) plan, which is a broad-based, tax-qualified defined contribution retirement plan in which generally all of our partners who meet the age and service requirements can participate.

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Under the 401(k) plan, we make matching contributions, including for our NEOs, equal to 100% of the first 3% of compensation plus 50% of the next 2% of compensation that is contributed by each participating partner to the 401(k) plan, subject to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which matching contributions are fully vested.

All of our U.S. NEOs are also eligible to participate in our nonqualified deferred compensation plan, which is a non-tax-qualified retirement plan that provides eligible partners with an opportunity to defer a portion of their annual base salary and/or bonus. Under the nonqualified deferred compensation plan, we may make a discretionary matching contribution of 50% of an eligible partner’s contributions on the first 3% of base salary deferred (or, if the eligible partner is not yet eligible to participate in our 401(k) plan, the first 6% of base salary deferred) and on the first 6% of annual bonus deferred. The nonqualified deferred compensation plan is described further under “Executive Compensation Tables—Nonqualified Deferred Compensation” below.

We believe that our retirement programs serve as an important tool to attract and retain our NEOs and other key partners. We also believe that offering the ability to create stable retirement savings encourages our NEOs and other key partners to make a long-term commitment to us.

Severance Benefits

We maintain the Petco Health and Wellness Company, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which is described in more detail under “Potential Payments Upon Termination or Change in Control—Executive Severance Plan” below. The purpose of the Executive Severance Plan is to provide uniform severance benefits to eligible employees, which include each of the currently employed NEOs other than Mr. Anderson. The severance benefits provided for Mr. Anderson are set forth in his employment offer letter and are described in more detail under “Potential Payments Upon Termination or Change in Control” below. The Executive Severance Plan was amended and restated during fiscal 2025 to (i) change the cash severance payment from a lump sum payment to installment payments payable in accordance with our regular payroll practices, and (ii) change the lump sum COBRA premium payment to the Company’s continued payment of COBRA premiums during the severance period. The compensation committee and our board of directors believe the severance benefits offered under the Executive Severance Plan and employment offer letters aid in attracting and retaining experienced executives and reflect fair compensation in the event of a qualifying termination.

Perquisites

During fiscal 2025, we provided our NEOs with limited perquisites, including financial counseling services and wellness exams. We provide these limited perquisites to ensure our compensation program remains competitive with programs offered by companies for which we compete for talent.

In March 2025, Mr. Romanko received a one-time cash relocation allowance payment of $150,000 to cover expenses associated with his relocation to San Diego, California, subject to repayment of up to 100% if he voluntarily resigns or is terminated for cause by the Company within two years. Ms. May was also provided housing assistance in fiscal 2025 associated with her maintenance of a residence in San Diego, as described in more detail under “Summary Compensation Table” below.

2021 Employee Stock Purchase Plan

We also maintain the Petco Health and Wellness Company, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to encourage and enable our eligible partners to acquire a proprietary interest in us through the ownership of our Class A common stock. The ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Our NEOs are eligible to participate in the ESPP and purchase a limited number of shares of Class A common stock at a 15% discount, on the same basis as our other partners.

Other Matters

Risk Assessment

At the compensation committee’s request, Exequity provided an independent risk assessment of our compensation policies and programs. The assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The compensation committee reviewed the results and does not believe that our executive and non-executive compensation programs encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.

Prohibition on Hedging and Pledging

We maintain an Insider Trading Policy pursuant to which, among other things, our directors, officers, and employees, and their respective family members and controlled entities, are prohibited from (i) engaging in speculative transactions (including short sales and puts or calls), (ii) hedging of Petco securities (including through the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), and (iii) pledging Petco securities as collateral for a loan or holding Petco securities in a margin account.

32	2026 Proxy Statement

Stock Ownership Guidelines

We maintain stock ownership guidelines applicable to our NEOs, other officers, and members of our board of directors to create alignment between our officers and directors and our long-term performance, as well as to minimize excess risk taking that might lead to short-term returns at the expense of long-term value creation. The stock ownership guidelines require ownership at the following levels:

Title	Ownership Level
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Other NEOs and Officers	2x annual base salary
Independent Directors	5x annual cash retainer

Under the stock ownership guidelines, the requisite ownership level must be achieved by the later of (i) five years following the consummation of our initial public offering or (ii) five years following the officer or director becoming subject to the applicable stock ownership guideline. Based on current holdings and outstanding, unvested equity awards, we expect all executives and directors will be in compliance with these guidelines within the applicable grace period. In determining ownership levels, we only include shares of our Class A common stock owned outright by the officer or director, unvested time-based restricted shares and RSUs, and shares of our Class A common stock owned by the officer or director through our retirement plan. Neither unexercised stock options (whether “in-the-money” or not) nor unearned performance-based equity, such as PSUs, are included in determining ownership levels.

Clawback Policy

We maintain a Clawback Policy which is intended to comply with the requirements of Listing Rule 5608 adopted by the Nasdaq Stock Market implementing Rule 10D-1 under the Securities Exchange Act of 1934. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. In addition, our Clawback Policy also provides that in the event of an executive’s misconduct, our compensation committee may clawback any incentive compensation (including time-based equity awards) received by the executive during the three fiscal years preceding the date the compensation committee discovers such misconduct.

Equity Award Grant Practices

Generally, the board of directors approves grants of annual equity awards to the NEOs with a grant date to be effective either in February, well in advance of our earnings release, or March following the filing of our Annual Report on Form 10-K, which are typically times when there is no material nonpublic information (MNPI). However, in connection with the appointment of new officers, the board of directors may approve grants to be effective at other times in connection with or shortly following the individual’s start date. During fiscal 2025, we did not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

During fiscal 2025, we did not grant stock options to any NEOs in the period beginning four business days before, and ending one business day after, the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that discloses material nonpublic information.

Fiscal 2026 Compensation Decisions

Our 2026 AIP has been updated with revised metrics and weightings. Each of our NEO’s annual cash bonus will be based on two corporate financial metrics (Adjusted EBITDA and Total Revenue). The Adjusted EBITDA metric is weighted at 60% of the total bonus payout, and the Total Revenue metric is weighted at 40% of the total payout. Performance for each metric will be linearly interpolated up from the threshold (50%) to target and from target to maximum (200%). For 2026, our compensation committee also recommended, and our board of directors approved, annual equity awards to our currently employed NEOs that were 60% time-based RSUs and 40% PSUs. Stock options were removed from the 2026 long-term equity incentive compensation program so that a higher portion of the award would be granted in PSUs. The time-based RSUs will vest on the same three-year vesting schedule applicable to RSUs granted during fiscal 2025 and the PSUs are eligible to become earned based on three-year absolute TSR performance through fiscal 2028.

2026 Proxy Statement	33

Compensation Committee Report

The compensation committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following members of our board of directors, who comprise the compensation committee:

R. Michael Mohan, Chairperson

Nishad Chande

Mary Sullivan

34	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the compensation earned by or granted to our NEOs during fiscal 2025, fiscal 2024, and fiscal 2023.

Name and Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Compensation	All Other Compensation (3) (4)	Total

Joel Anderson	2025	$1,300,000	$—	$8,875,004	$2,125,000	$2,056,997	$9,906	$14,366,907

Chief Executive Officer	2024	$675,000	$—	$10,000,005	$5,000,002	$2,273,700	$343,690	$18,292,397

Sabrina Simmons	2025	$812,901	$—	$4,000,006	$500,001	$852,011	$6,693	$6,171,611

Chief Financial Officer

Michael Romanko	2025	$791,539	$—	$3,875,003	$625,000	$834,971	$151,508	$6,278,022

Chief Product and Customer Officer

Joe Venezia	2025	$700,000	$—	$825,004	$275,000	$590,727	$5,914	$2,396,645

Chief Revenue Officer	2024	$148,077	$200,000	$1,500,001	$—	$157,640	$21,895	$2,027,613

Holly May	2025	$648,077	$—	$562,504	$187,501	$546,910	$216,620	$2,161,612

Chief Human Resources Officer	2024	$625,000	$1,000,000	$3,600,001	—	$583,000	$213,309	$6,021,311

Brian LaRose	2025	$169,615	$—	$—	$—	$24,343	$765,503	$959,461

Former Chief Financial Officer	2024	$700,000	$400,000	$1,148,345	$—	$—	$669,152	$2,917,497

	2023	$713,462	$200,000	$800,007	$—	$—	$18,611	$1,732,080

Jack Stout	2025	$500,000	$—	$1,750,005	$250,000	$421,948	$200,426	$3,122,380

Former Chief Merchandising Officer

(1)
Ms. Simmons' salary column includes $5,208 of cash retainers earned for her service as a non-employee director prior to her appointment as Chief Financial Officer.
(2)
Amounts in this column represent the aggregate grant date fair value of the RSUs, NQSOs, and PSUs granted during fiscal 2025, fiscal 2024, and fiscal 2023, calculated in accordance with FASB ASC Topic 718. The grant date fair values of the RSUs are based on the closing prices of our Class A common stock on the date of grant of March 4, 2025 ($2.46). In accordance with FASB ASC Topic 718, the grant date fair value of the 2025 annual PSUs and Mr. Romanko’s initial PSUs is based on a Monte Carlo simulation with the following assumptions: the closing price of our Class A common stock on March 4, 2025 ($2.46), a risk-free interest rate of 3.90%, a 76.95% expected volatility, and a term of 2.91 years. The grant date fair values of Mr. Anderson’s CEO Transformation PSUs and Mr. Stout’s initial PSUs are based on the closing price of our Class A common stock on the applicable dates of grant of September 2, 2025 ($3.62) and March 4, 2025 ($2.46), respectively. The grant date fair values of the PSUs assuming achievement of performance at the maximum level are:

Name		2025 Annual PSUs		Transformation PSUs		Initial PSUs

Joel Anderson		$5,417,102		$6,250,002	$	N/A

Sabrina Simmons		$1,274,615	$	N/A	$	N/A

Michael Romanko	$	N/A	$	N/A		$1,593,268

Joe Venezia		$701,041	$	N/A	$	N/A

Holly May		$477,983	$	N/A	$	N/A

Jack Stout		$637,307	$	N/A		$2,000,005

For additional information regarding the assumptions underlying this calculation, including assumptions underlying the grant date fair value of stock options, please read Note 11 to our consolidated financial statements for the fiscal year ended January 31, 2026, located in our Annual Report on Form 10-K for such fiscal year.

(3)
Mr. Anderson's "All Other Compensation" and "Total" amounts for 2024 have been adjusted to include matching contributions under our nonqualified deferred compensation plan ($34,106) which was not included in the previous Summary Compensation Table.

2026 Proxy Statement	35

(4)
Amounts reported in the “All Other Compensation” column for 2025 include (i) matching contributions under our 401(k) plan made during fiscal 2025, (ii) matching contributions under our nonqualified deferred compensation plan made during fiscal 2025, (iii) life insurance premiums paid by us for the benefit of the NEOs, (iv) severance payments, as described in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreements” below, (v) relocation allowance, as described under “Compensation Discussion and Analysis—Perquisites” above, and (vi) additional amounts, each as set forth in the following table:

Name	Petco 401(k) Match	Petco NQDC Match	Life Insurance Premiums	Severance Payments	Relocation Allowance	Additional Amounts (a)	Total All Other Compensation

Joel Anderson	$7,838	$—	$1,068	$—	$—	$1,000	$9,906

Sabrina Simmons	$—	$—	$1,068	$—	$—	$5,625	$6,693

Michael Romanko	$—	$—	$1,068	$—	$150,000	$440	$151,508

Joe Venezia	$4,846	$—	$1,068	$—	$—	$—	$5,914

Holly May	$—	$—	$1,068	$—	$—	$215,552	$216,620

Brian LaRose	$5,453	$—	$1,068	$758,337	$—	$645	$765,503

Jack Stout	$—	$—	$1,068	$143,401	$—	$55,957	$200,426

.

(a)
Additional amounts represent (i) expenses relating to executive financial planning, cell phone allowances, state required work from home allowances, and identity management software; additionally, (ii) for Ms. May, a monthly housing stipend (totaling $92,400 in aggregate) and related tax gross-up ($94,692); and (iii) for Mr. Stout, expenses relating to company-paid housing ($55,957).

2025 Grants of Plan Based Awards Table

The following table includes information regarding (i) annual cash incentive awards under the 2025 AIP and (ii) RSUs, PSUs, and NQSOs granted under the 2021 Plan and as inducement awards, in each case, to the NEOs during fiscal 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying Stock	Exercise or Base Price of Stock Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options (#)	Awards (($/Share)	Awards (2)

Joel Anderson			$975,000	$1,950,000	$3,900,000

	3/4/2025 (4)	2/28/2025				550,519	1,101,037	2,202,074				$2,125,001

	9/2/2025 (3)	8/31/2025				345,304	690,608	1,726,520				$2,500,001

	3/4/2025 (4)	2/28/2025							1,727,643			$4,250,002

	3/4/2025 (4)	2/28/2025								1,336,478	$2.46	$2,125,000

Sabrina Simmons			$403,846	$807,693	$1,615,385

	3/4/2025 (4)	2/28/2025				129,534	259,068	518,136				$500,001

	3/4/2025 (5)	2/28/2025							1,016,261			$2,500,002

	3/4/2025 (4)	2/28/2025							406,505			$1,000,002

	3/4/2025 (4)	2/28/2025								314,466	$2.46	$500,001

Michael Romanko			$395,769	$791,539	$1,583,077

	3/4/2025 (5)	2/28/2025				161,918	323,835	647,670				$625,002

	3/4/2025 (5)	2/28/2025							1,321,139			$3,250,002

	3/4/2025 (5)	2/28/2025								393,082	$2.46	$625,000

Joe Venezia			$280,000	$560,000	$1,120,000

	3/4/2025 (4)	2/28/2025				71,244	142,488	284,976				$275,000

	3/4/2025 (4)	2/28/2025							223,578			$550,002

	3/4/2025 (4)	2/28/2025								172,956	$2.46	$275,000

Holly May			$259,231	$518,462	$1,036,923

	3/4/2025 (4)	2/28/2025				48,576	97,151	194,302				$187,501

	3/4/2025 (4)	2/28/2025							152,440			$375,002

	3/4/2025 (4)	2/28/2025								117,925	$2.46	$187,501

Brian LaRose			$280,000	$560,000	$1,120,000

Jack Stout			$260,000	$520,000	$1,040,000

	3/4/2025 (4)	2/28/2025				64,767	129,534	259,068				$250,001

	3/4/2025 (5)	2/28/2025				203,253	406,505	609,758				$1,000,002

	3/4/2025 (4)	2/28/2025							203,253			$500,002

	3/4/2025 (4)	2/28/2025								157,233	$2.46	$250,000

(1)
Amounts in these columns represent the threshold, target, and maximum potential payouts under the 2025 AIP. The threshold potential payments assume threshold achievement of each measure. Please read “Compensation Discussion and Analysis— Elements of Compensation—Annual Cash Incentive Program” above for more information regarding the 2025 AIP.

36	2026 Proxy Statement

(2)
Amounts in this column represent the aggregate grant date fair value of the RSUs, PSUs, and NQSOs granted during fiscal 2025, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 11 to our consolidated financial statements for the fiscal year ended January 31, 2026, located in our Annual Report on Form 10-K for such fiscal year. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for more information regarding these grants.
(3)
Amounts in this row represent the Transformation PSUs, as described further in the “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Compensation” above.
(4)
Amounts in these rows represent the annual PSU, RSU, or NQSO awards granted to the applicable NEO during fiscal 2025, as described further in the “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Compensation” above. The equity awards granted to Mr. Stout were forfeited upon his termination of employment.
(5)
Amounts in these rows represent the initial equity awards granted to the applicable NEO during fiscal 2025, as described further in the “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Compensation” above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Letter Agreements

Each of our NEOs is or was party to an employment offer letter with us that set forth their initial compensation terms, and all of our NEOs have entered into our standard Confidentiality and Inventions Agreement, which, among other things, provides us standard protections regarding the confidentiality of our proprietary information and our ownership of intellectual property.

Mr. Anderson’s employment offer letter also provides for certain payments upon certain terminations of employment, as described under “Potential Payments Upon Termination or Change in Control” below.

Ms. May and Mr. Venezia’s employment offer letters require the repayment of their respective inducement bonus payments, and Mr. Romanko’s employment offer letter requires the repayment of his housing allowance, upon certain terminations of employment.

2026 Proxy Statement	37

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding unvested stock options, PSUs, and RSUs held by our NEOs as of January 31, 2026. Messrs. LaRose and Stout did not hold any outstanding awards as of such date.

	Option Awards				Stock Awards

Name and Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	# Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested (1)	Equity Incentive Plan Awards # of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1)

Joel Anderson

Stock Options (2)	689,890	676,231	$5.00	7/29/2034

Stock Options (2)	697,513	683,703	$7.50	7/29/2034

Stock Options (3)	—	1,336,478	$2.46	3/4/2035

RSUs (4)					1,727,643	$4,647,360

RSUs (5)					738,808	$1,987,394

Inducement PSUs (6)							746,269	$2,007,464

2025 PSUs (7)							550,519	$1,480,895

Transformation PSUs (8)							345,304	$928,868

Sabrina Simmons

Stock Options (3)	—	314,466	$2.46	3/4/2035

RSUs (4)					1,016,261	$2,733,742

RSUs (4)					406,505	$1,093,498

2025 PSUs (7)							129,534	$348,446

Michael Romanko

Stock Options (3)	—	393,082	$2.46	3/4/2035

RSUs (4)					1,321,139	$3,553,864

2025 PSUs (7)							161,918	$435,558

Joe Venezia

Stock Options (3)	—	172,956	$2.46	3/4/2035

RSUs (9)					251,270	$675,916

RSUs (4)					223,578	$601,425

2025 PSUs (7)							71,244	$191,646

Holly May

Stock Options (3)	—	117,925	$2.46	3/4/2035

RSUs (10)					247,500	$665,775

RSUs (11)					1,363,637	$3,668,184

RSUs (4)					152,440	$410,064

2024 PSUs (12)							72,752	$195,702

2025 PSUs (7)							48,576	$130,668

(1)
Amounts in these columns reflect the value of outstanding RSUs and PSUs as of January 30, 2026, based on a per share price of $2.69, the closing price of our Class A common stock on January 30, 2026, the last trading day of fiscal 2025.
(2)
These stock options vest ratably every six months, with a final vesting date of July 29, 2027, subject to the NEO’s continued employment through the vesting dates.
(3)
These stock options vested as to 34% on March 4, 2026 and will vest as to 16.5% at the end of each six months thereafter, with a final vesting date of March 4, 2028, subject to the NEO’s continued employment through the vesting dates.
(4)
These RSUs vested as to 34% on March 4, 2026, and will vest as to 16.5% at the end of each six months thereafter, with a final vesting date of March 4, 2028, subject to the NEO’s continued employment through the vesting dates.
(5)
These RSUs vest ratably every six months, with a final vesting date of July 29, 2027, subject to the NEO’s continued employment through the vesting dates.
(6)
These PSUs will vest following the three-year performance period ending January 29, 2028, based on the Company’s achievement of three-year Cumulative Adjusted EBITDA during such performance period. In accordance with SEC rules, these PSUs are reflected at threshold performance.
(7)
These PSUs will vest following the three-year performance period ending January 29, 2028, based on the Company’s Absolute TSR during such performance period. In accordance with SEC rules, these PSUs are reflected at threshold performance.
(8)
These PSUs will vest following the three-year performance period ending February 3, 2029, based on the Company’s achievement of two-year Average Comparable Store Sales during such performance period. In accordance with SEC rules, these PSUs are reflected at threshold performance.
(9)
These RSUs will vest ratably every six months from May 18, 2026 through November 18, 2027, subject to the NEO’s continued employment through the vesting dates.
(10)
These RSUs vest ratably every six months, with a final vesting date of April 15, 2027, subject to the NEO’s continued employment through the vesting dates.

38	2026 Proxy Statement

(11)
These RSUs vested as to 20% on April 15, 2026, and will vest as to 30% on April 15, 2027 and 40% on April 15, 2028, subject to the NEO’s continued employment through the vesting dates.
(12)
These PSUs will vest following the three-year performance period ending January 30, 2027, based on the Company’s Absolute TSR during such performance period. In accordance with SEC rules, these PSUs are reflected at threshold performance.

Option Exercises and Stock Vested

The following table reflects the C Units and RSUs held by our NEOs which vested during fiscal 2025. No NEOs exercised any stock options during fiscal 2025.

	Stock Awards

Name	# of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)

Joel Anderson

RSUs	753,730	$2,321,115

Sabrina Simmons

RSUs	49,254	$187,165

Brian LaRose

C Units (2)	400,000	$—

RSUs	185,629	$570,570

Joe Venezia

RSUs	129,441	$371,496

Holly May

RSUs	404,015	$1,286,611

(1)
The value of vested shares acquired from RSUs is determined based on the closing price of our Class A common stock on the applicable vesting date. Mr. Romanko and Mr. Stout did not have any vesting events in fiscal year 2025.
(2)
Prior to our initial public offering, our then-employed NEOs received equity incentives in the form of Common Series C Units in Scooby LP, our indirect parent (the “C Units”). C Units are intended to qualify as “profits interests” for U.S. income tax purposes. They do not require the payment of an exercise price but are economically similar to stock appreciation rights because they have no value for tax purposes as of the grant date and will obtain value only as the underlying value of the security rises above its “Distribution Threshold,” which acts similarly to an exercise price for a stock option. Although the Distribution Threshold acts similarly to an exercise price for a stock option, the NEOs do not have the ability to “exercise” the C Units. NEOs will only realize value with respect to their vested C Units when distributions are made by Scooby LP, which is generally within the control of our sponsors and conditioned upon the sale of our Class A common stock held by our sponsors. The value realized included in this row reflects the theoretical value of the C Units based on the distribution the C Units would have been eligible to receive upon a liquidation of Scooby LP using the closing price of our Class A common stock on the applicable vesting date for purposes of valuing the Class A common stock held indirectly by Scooby LP. In each case, the per C Unit value is reduced by the applicable Distribution Threshold.

Nonqualified Deferred Compensation

The following table sets forth information regarding the value of accumulated benefits for our NEOs under our nonqualified deferred compensation plan as of January 31, 2026.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)(5)

Joel Anderson	$373,550	$—	$22,681	$—	$523,357

Brian LaRose	$5,896	$—	$51,699	$445,797	$—

(1)
Amounts in this column represent base salary amounts that were payable during fiscal 2025 but the receipt of which was deferred. These amounts are included in the Summary Compensation Table under “Salary” for fiscal 2025.
(2)
No Petco matching contributions were made during fiscal 2025.
(3)
Mr. LaRose's distribution includes Petco matching contributions ($28,027) that were not included in previous Summary Compensation Tables.
(4)
The aggregate balance for each NEO includes the following amounts that were included in the Summary Compensation Table in prior fiscal years: (i) for Mr. Anderson, $126,817, and (ii) for Mr. LaRose, $287,390. Messrs. Romanko, Venezia, and Stout and Mses. Simmons and May did not participate in our non-qualified deferred compensation plan as of the end of fiscal 2025.
(5)
For Messrs. Anderson and LaRose, the aggregate balance at the end of fiscal 2024 did not include a previous matching contribution. The correct aggregate balances at the end of fiscal 2024 were $127,127 and $388,196, respectively.

2026 Proxy Statement	39

Messrs. Anderson and LaRose elected to participate in our nonqualified deferred compensation plan, which is an unfunded plan that is available to executives and certain key partners and directors of Petco. Under the plan and pursuant to the terms of their employment agreement or offer letters, as applicable, participants are permitted to defer a portion of their annual base salary and bonus. We may make a discretionary matching contribution of 50% of an eligible partner’s contributions on the first 3% of base salary deferred (or, if the eligible partner is not yet eligible to participate in our 401(k) plan, the first 6% of base salary deferred) and on the first 6% of annual bonus deferred. Participants are 100% vested in matching contributions. Participants may select from among a broad range of deemed investment alternatives under this plan, and participants’ accounts are credited with a rate of return based on the performance of the selected investments. Petco does not provide above-market earnings on deferred compensation. For plan deferrals prior to 2025, if a participant separates from service on or after reaching age 55 and attaining six years of service, the participant’s account may be paid in a single lump sum or in annual installments from two to ten years (at the participant’s election). If a participant separates from service without meeting the age and service requirements set forth above, or as a result of his or her death or disability, the participant (or his or her beneficiaries, as applicable) will receive his or her account balance in the form of a lump sum. For plan deferrals after the beginning of 2025, the participant’s account may be paid in a single lump sum or in annual installments from two to ten years (at the participant’s election). We have established a rabbi trust to assist in meeting a portion of our obligations under the plan. To the extent required to comply with Section 409A of the Code, payment upon termination of employment is subject to a six-month delay.

Potential Payments Upon Termination or Change in Control

Executive Severance Plan

All of our NEOs, except for Mr. Anderson, are or were prior to their termination eligible to participate in the Executive Severance Plan. Upon a termination of a participating NEO’s employment by us without “Cause” or by such NEO for “Good Reason,” such NEO would be eligible for the following severance benefits: (i) cash payment equal to the NEO’s annual base salary, payable in installments in accordance with our regular payroll practices over 12 months; (ii) payment of a pro-rata portion of the actual annual incentive bonus that the NEO would have earned for the fiscal year in which the termination occurs, pro-rated based on the number of days the NEO is employed during such fiscal year; (iii) payment by the Company of the monthly premiums for such NEO’s (and such NEO’s covered dependents’) participation in our group health plans pursuant to COBRA for up to 12 months; and (iv) payment of any earned but unpaid annual incentive bonus for the fiscal year preceding the fiscal year in which the termination occurs. Severance benefits under the Executive Severance Plan are subject to execution of a release of claims and continued compliance with the NEO’s Confidentiality and Inventions Agreement with us.

For purposes of the Executive Severance Plan:

•
“Cause” means the NEO: (i) materially breached an agreement between the NEO and the Company, or any provisions of the Company’s Code of Conduct or other Company policy, which remains uncured 30 days following written notice; (ii) failed to perform the NEO’s duties or the NEO’s gross negligence in performing, or unfitness or unavailability to perform, such duties, in each case, which remains uncured 30 days following written notice; (iii) committed theft, fraud, or dishonesty in the performance of the NEO’s duties or the NEO’s breach of his or her duty of care or loyalty to the Company; (iv) is convicted of, or entered into a guilty or no-contest plea to, any misdemeanor involving dishonesty, fraud, or moral turpitude, or any felony; or (v) acted in bad faith or engaged in willful misconduct.
•
“Good Reason” means: (i) a material diminution in the NEO’s authority, duties, or responsibilities; (ii) a material diminution in the NEO’s base salary; (iii) a relocation of the NEO’s principal place of employment by more than 50 miles; or (iv) a successor of the Company does not assume the Executive Severance Plan, in each case, subject to customary notice and cure provisions.

If the payments and benefits under the Executive Severance Plan would trigger an excise tax under Section 4999 of the Code, the plan provides that such payments and benefits will be reduced to a level at which the excise tax is not triggered, unless the applicable NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

Joel Anderson Employment Letter

Under Mr. Anderson’s employment letter, in the event Mr. Anderson’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (each as defined in the Executive Severance Plan, as described above), he will be eligible for the following severance benefits, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 1.5 times his base salary, (ii) payment of a pro-rata portion of the actual annual incentive bonus that he would have earned for the fiscal year in which the termination occurs, pro-rated based on the number of days he is employed during such fiscal year, (iii) a lump sum payment equal to 18 times the monthly premiums for his (and his covered dependents’) participation in the Company’s group health plans pursuant to COBRA, and (iv) payment of any earned but unpaid annual incentive bonus for the fiscal year preceding the fiscal year in which the termination occurs.

40	2026 Proxy Statement

Further, with respect to his equity awards, in the event of a termination by the Company without Cause or a termination by Mr. Anderson for Good Reason, then, in each case: (i) if such termination occurs at any time other than on or within the 24-months following a Change in Control, the portion of his stock options and the RSUs scheduled to vest within the 12-month period following the termination date will become fully vested, (ii) if such termination occurs prior to a Change in Control and (1) during the second fiscal year of the applicable performance period, a pro-rated portion of the PSUs will remain outstanding and eligible to become earned, or (2) within the last fiscal year of the performance period, the PSUs will remain outstanding and eligible to become earned, in each case, subject to actual performance, and (iii) if such termination occurs on or within the 24-months following a Change in Control (or anytime following a Change in Control with respect to PSUs), the stock options, RSUs and PSUs (which converts into time-based RSUs upon a Change in Control) will become fully vested as of the date of such termination. In addition, if his employment is terminated due to death or disability, then his stock options and RSUs will become fully vested and his PSUs will become fully vested at the target level (or, if such termination occurs following completion of the performance period of the PSUs, at actual performance).

Equity Awards

Stock Options and RSUs

Except with respect to awards granted to Mr. Anderson which are governed by the acceleration terms described above, the award agreements governing the outstanding stock options and RSUs under the 2021 Plan provide for accelerated vesting upon certain terminations of employment. Upon an NEO’s termination of employment as a result of death or disability, all outstanding stock options and RSUs held by such NEO will become fully vested. Similarly, upon a termination of an NEO’s employment without “Cause” or a resignation for “Good Reason,” in each case, within 24 months following a “Change in Control,” all outstanding stock options and RSUs held by such NEO will become fully vested.

Additionally, upon an NEO’s “Retirement,” (i) prior to the first anniversary of the grant date, a pro-rated portion of all unvested stock options and RSUs held by such NEO will become vested and (ii) on or following the first anniversary of the grant date, all outstanding stock options and RSUs held by such NEO will become fully vested. For purposes of awards under the 2021 Plan:

•
“Cause” has the meaning provided in the applicable NEO’s employment offer letter or, if such agreement does not define such term, generally means: (i) the NEO’s material breach of any agreement with Petco; (ii) the willful failure or refusal by the NEO to substantially perform his or her duties; (iii) the commission or conviction of the NEO of, or the entering of a plea of nolo contendere by the NEO with respect to, a felony or misdemeanor involving moral turpitude; (iv) the NEO’s gross misconduct that causes harm to Petco’s reputation; or (v) the NEO’s inability or failure to competently perform his or her duties in any material respect due to the use of drugs or other illicit substances.
•
“Change in Control” generally means the occurrence of any of the following: (i) any person becoming the beneficial owner of 50% or more of Petco’s outstanding securities; (ii) incumbent directors cease to constitute a majority of our board of directors; (iii) consummation of a merger or consolidation, other than a merger or consolidation which would result in the holders of Petco’s voting securities prior to such transaction continue to represent at least 50% of the combined voting power of the securities of Petco or surviving entity of such transaction; (iv) implementation of a plan of complete liquidation or dissolution of Petco; or (v) a sale of all or substantially all of Petco’s assets.
•
“Good Reason” has the meaning provided in the applicable NEO’s employment offer letter or, if such agreement does not define such term, generally means: (i) a material diminution in the NEO’s authority, duties, or responsibilities with Petco; (ii) a material diminution in the NEO’s base salary; (iii) a geographic relocation by more than 50 miles; or (iv) a material breach of Petco of its obligations under the award agreement, in each case, subject to customary notice and cure provisions.
•
“Retirement” means an NEO’s resignation after attaining (i) age 55 with 10 consecutive years or more of service to Petco for awards granted prior to February 28, 2025 and (ii) age 55 with five or more consecutive years of service to Petco for awards granted on and after February 28, 2025. As of January 31, 2026, none of our NEOs were Retirement-eligible for purposes of their outstanding equity awards.

PSUs

For purposes of PSUs granted to our NEOs other than Mr. Anderson (whose PSUs are described above), upon a termination as a result of death or disability, any PSUs allocated to a completed performance period (but not yet settled) will remain eligible to vest based on actual performance and any PSUs allocated to incomplete or future performance period will vest at target. In addition, in the event of the NEO’s Retirement, PSUs will remain outstanding and eligible to vest as to a pro-rated amount based on actual performance. Upon a Change in Control prior to the end of the performance period, the performance goals will be measured over a truncated performance period and the earned PSUs based on such achievement will vest on the third anniversary of the grant date, subject to the NEOs’ continued employment. Finally, upon a termination of the NEO’s employment without Cause or a resignation for Good Reason following a Change in Control, all outstanding PSUs will vest.

2026 Proxy Statement	41

Separation Agreements

Mr. LaRose

We entered into a transition and separation agreement and general release of claims with Mr. LaRose on February 20, 2025, in connection with his termination without Cause. Under this agreement, Mr. LaRose provided transition services to the Company as an employee through April 30, 2025.

In consideration for a fulsome release of claims in favor of Petco and its affiliates, the transition and separation agreement provides for the separation payments and benefits under the Executive Severance Plan and the terms of the C Unit and retention bonus award agreements upon a termination without Cause, which included: (i) a lump sum cash payment of $730,392, representing 12 months of his base salary and 12 months of monthly group health plan premiums pursuant to COBRA, (ii) a pro-rata 2025 annual bonus based on actual performance, and (iii) a pro-rated retention bonus of $27,945. Upon his termination, all of his remaining then-unvested equity awards and the remaining retention bonus were forfeited. Mr. Stout

We entered into a separation agreement and general release of claims with Mr. Stout on November 29, 2025, in connection with his termination without Cause. In consideration for a fulsome release of claims in favor of Petco and its affiliates, the separation agreement provides for the separation payments and benefits substantially similar to the Executive Severance Plan upon a termination without Cause, which included: (i) aggregate cash payments of $650,000, representing 12 months of his base salary, with payments divided and made in substantially equal installments over 12 months; (ii) a lump-sum cash payment in the amount of $30,901, representing 12 months of monthly group health plan premiums pursuant to COBRA; and (iii) a pro-rated 2025 annual bonus based on actual performance of $421,948. Upon his termination, all of his remaining then-unvested equity awards were forfeited.

Quantification of Potential Payments

The table below sets forth the aggregate amounts that would have been payable to each NEO under the Executive Severance Plan, Mr. Anderson’s employment offer letter, as applicable, and applicable equity award agreements, as described above, assuming the applicable termination event or Change in Control occurred on January 31, 2026. As of January 31, 2026, none of our NEOs were Retirement-eligible for purposes of equity awards granted under the 2021 Plan. Messrs. LaRose and Stout are not included in the table below because they were terminated during fiscal 2025 and their separation payments and benefits are described above.

Name	Termination without Cause	Resignation for Good Reason	Death or Disability	Qualifying Termination in Connection with a Change in Control		Change in Control

Joel Anderson

Cash Payments (1)	$4,006,997	$4,006,997	$—	$4,006,997		$—

Continued Health Benefits (2)	$10,692	$10,692	$—	$10,692		$—

Equity Awards (3)	$3,827,074	$3,827,074	$15,776,595	$15,776,595		$—

Total	$7,844,763	$7,844,763	$15,776,595	$19,794,284		$—

Sabrina Simmons

Cash Payments (1)	$1,692,011	$1,692,011	$—	$1,692,011		$—

Continued Health Benefits (2)	$8,076	$8,076	$—	$8,076		$—

Equity Awards (3)	$-	$—	$4,596,461	$4,596,461		$—

Total	$1,700,087	$1,700,087	$4,596,461	$6,296,548		$—

Michael Romanko

Cash Payments (1)	$1,674,971	$1,674,971	$—	$1,674,971		$—

Continued Health Benefits (2)	$8,076	$8,076	$—	$8,076	$

Equity Awards (3)	$—	$—	$4,515,389	$4,515,389		$—

Total	$1,683,047	$1,683,047	$4,515,389	$6,198,436		$—

Joe Venezia

Cash Payments (1)	$1,290,727	$1,290,727	$—	$1,290,727		$—

Continued Health Benefits (2)	$8,076	$8,076	$—	$8,076		$—

Equity Awards (3)	$—	$—	$1,700,414	$1,700,414		$—

Total	$1,298,803	$1,298,803	$1,700,414	$2,999,217		$—

Holly May

Cash Payments (1)	$1,196,910	$1,196,910	$—	$1,196,910		$—

Continued Health Benefits (2)	$7,128	$7,128	$—	$7,128		$—

Equity Awards (3)	$—	$—	$5,423,884	$5,423,884		$—

Total	$1,204,038	$1,204,038	$5,423,884	$6,627,922		$—

(1)
These amounts include cash severance payments under the Executive Severance Plan or Mr. Anderson’s employment letter, as applicable.
(2)
Amounts in this row are based on premiums in effect as of January 31, 2026, which are assumed for purposes of these calculations to remain in effect throughout the duration of the period in which continued health benefits are provided.
(3)
Amounts in this row reflect the stock options, RSUs and PSUs that would become vested upon the occurrence of the applicable event based on a per share price of $2.69, the closing price of our Class A common stock on January 30, 2026, the last trading day of fiscal 2025, less the exercise price, if applicable. No value is reflected herein for any stock options with an exercise price in excess of $2.69. For purposes of any PSUs which remain subject to actual performance following termination, amounts in this row assume achievement of actual performance for completed portions of the performance period and target performance for any incomplete portion of the performance period.

42	2026 Proxy Statement

CEO Pay Ratio

The fiscal 2025 annual total compensation of the median compensated employee of all our employees (as determined below), other than Mr. Anderson, who served as our CEO on the date we identified our median compensated employee, was $37,453; Mr. Anderson’s fiscal 2025 total compensation was $14,366,907; and the ratio of these amounts was 1-to-384.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. To identify our median compensated employee, we reviewed the gross wages reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for all individuals, excluding Mr. Anderson, who were employed by us on December 31, 2025, which wages were annualized for any employee who did not work for the entire year. For these purposes, we identified our employee population as of December 31, 2025, based on our payroll records or based on our treatment of employees for U.S. tax or local tax reporting purposes resulting in an employee population of 29,646.

Our median employee is a full-time store partner working in a Pennsylvania store.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay.

2026 Proxy Statement	43

PAY VS. PERFORMANCE DISCLOSURE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

									Value of Initial Fixed $100 Investment Based On:

Year	SCT Total for Mr. Coughlin (1)	SCT Total for Mr. Mohan (1)	SCT Total for Mr. Anderson (1)(2)	Compensation Actually Paid to Mr. Coughlin (3)	Compensation Actually Paid to Mr. Mohan (3)	Compensation Actually Paid for Mr. Anderson (2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs (4)	Average Compensation Actually Paid to Non-CEO NEOs (5)	Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)	Net Income ($M)(8)	Adjusted EBITDA ($M)(9)

2025	$—	$—	$14,366,907	$—	$—	$10,987,788	$3,514,955	$3,044,587	$10.33	$106.85	$9.1	$408.2

2024	$3,289,320	$10,598,129	$18,292,397	$1,274,530	$8,803,513	$18,913,604	$4,700,320	$5,189,682	$11.63	$117.09	$(101.8)	$336.5

2023	$7,139,463	$—	$—	$(23,282,472)	$—	$—	$2,329,437	$(3,247,683)	$8.44	$116.84	$(1,280.2)	$401.1

2022	$19,590,453	$—	$—	$(11,340,890)	$—	$—	$6,618,539	$4,513,569	$39.93	$87.14	$89.9	$530.8

2021	$4,025,740	$—	$—	$(63,071,055)	$—	$—	$2,890,921	$(2,050,650)	$62.24	$105.55	$159.8	$548.4

(1)
During fiscal 2021 through fiscal 2025, the following individuals served as principal executive officer (PEO) during the time periods set forth below:

Name	Dates as PEO During Fiscal 2021 through Fiscal 2025

Ronald Coughlin, Jr.	January 31, 2021, through March 12, 2024

R. Michael Mohan	March 13, 2024, through July 29, 2024

Joel Anderson	July 29, 2024, through January 31, 2026

The amounts shown represent the amounts reported in the “Total” column of the Summary Compensation Table for the applicable PEO in each of the fiscal years.

(2)
Mr. Anderson's Summary Compensation Table total and "compensation actually paid" amounts for 2024 have been adjusted to include Petco matching contributions under our nonqualified deferred compensation plan that were previously excluded.
(3)
Amounts in this column represent the amount of “compensation actually paid” to the applicable PEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2025 compensation actually paid:

2025	Joel Anderson

Summary Compensation Table Total	$14,366,907

Less, value of Stock Awards and Option Awards reported in Summary Compensation Table	$(11,000,004)

Plus, year-end fair value of outstanding and unvested equity awards granted during the year	$11,093,163

Plus, year over year change in fair value of outstanding and unvested equity awards granted during prior years	$(2,655,446)

Plus, fair value as of the vesting date of equity awards granted and vested during the year	$—

Plus, change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested during the year	$(816,833)

Less, previous year-end value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the year	$—

Compensation Actually Paid to PEO	$10,987,788

(4)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Sabrina Simmons, Michael Romanko, Joe Venezia, Holly May, Brian LaRose, and Jack Stout; (ii) for 2024, Brian LaRose, Glenn Murphy, Holly May, Joe Venezia, Amy College, and John Zavada; (iii) for 2022 and 2023, Brian LaRose, Darren MacDonald, Justin Tichy, and Amy College; and (iv) for 2021, Brian LaRose, Michael Nuzzo, Darren MacDonald, John Zavada, and Justin Tichy.

44	2026 Proxy Statement

(5)
Amounts in this column represent the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding our PEO(s)), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2025 compensation actually paid:

2025	Non-PEO NEO Average

Average Summary Compensation Table Total	$3,514,955

Less, average value of Stock Awards and Option Awards reported in Summary Compensation Table	$(2,141,671)

Plus, average year-end fair value of outstanding and unvested equity awards granted during the year	$1,970,026

Plus, average year over year change in fair value of outstanding and unvested equity awards granted during prior years	$(274,124)

Plus, average fair value as of the vesting date of equity awards granted and vested during the year	$—

Plus, average change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested during the year	$(24,599)

Less, average previous year-end value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the year	$—

Average Compensation Actually Paid to Non-PEO NEOs	$3,044,587

(6)
Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is January 31, 2021.
(7)
The peer group used for this purpose is the following published industry index: S&P Retail Select Industry Index, which is the Company’s industry index utilized in the Performance Graph set forth in our Annual Report on Form 10-K for fiscal 2025.
(8)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(9)
Adjusted EBITDA is calculated as our net income, adjusted for the following items: interest expense, income tax benefit or expense, depreciation and amortization, loss on partial extinguishment of debt, goodwill and asset impairment, equity-based compensation expense, other non-operating income or loss, investee and joint venture income, and other costs (restructuring costs, severance expenses, business divestiture costs, and certain non-ordinary course legal matters). This definition is consistent with the description provided in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, under the heading “Reconciliation of Non-GAAP Financial Measures to GAAP Measures.”

Financial Performance Measures

As described in greater detail in “Executive Compensation— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Adjusted EBITDA;
•
Adjusted FCF;
•
Revenue; and
•
Absolute TSR.

2026 Proxy Statement	45

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. We generally seek to incentivize long-term performance, and therefore we do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Petco TSR & Peer Group TSR
Compensation Actually Paid ($M)
$30
$20
$10
$0
($10)
($20)
($30)
($40)
($50)
($60)
($70)
Total Stockholder Return
$120
$100
$80
$60
$40
$20
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Petco TSR
Peer Group TSR

Compensation Actually Paid & Net Income
$30
$20
$10
$0
($10)
($20)
($30)
($40)
($50)
($60)
($70)
Compensation Actually Paid ($M)
$400
$200
$0
($200)
($400)
($600)
($800)
($1,000)
($1,200)
($1,400)
Net Income ($M)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid & Adjusted EBITDA
Compensation Actually Paid ($M)
$30
$20
$10
$0
($10)
($20)
($30)
($40)
($50)
($60)
($70)
Adjusted EBITDA ($M)
$600
$500
$400
$300
$200
$100
$0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Adjusted EBITDA

46	2026 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of January 31, 2026.

	(a)		(b)	(c)
	# Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	# Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in column (a))
Equity Compensation Plans Approved by Security Holders	22,566,421	(2)	$4.91	14,407,684	(3)
Equity Compensation Plans Not Approved by Security Holders	10,840,739	(4)	$6.21	—
Total	33,407,160			14,407,684

(1)
This column reflects the weighted-average exercise price of stock options that were outstanding as of January 31, 2026. PSUs and RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.
(2)
This amount reflects all PSUs (assuming target performance), RSUs and stock options granted under the 2021 Plan that were outstanding as of January 31, 2026.
(3)
This amount reflects the total shares of our Class A common stock remaining available for issuance under the 2021 Plan and the ESPP as of January 31, 2026.
(4)
This amount reflects all PSUs (assuming target performance), RSUs and stock options granted pursuant to NASDAQ Listing Rule 5635(c)(4) as a material inducement to certain employees entering into employment with Petco that were outstanding as of January 31, 2026.

2026 Proxy Statement	47

PROPOSAL 2—NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended January 31, 2026, as pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation,” our executive compensation program is designed to attract, retain, motivate, and reward highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering on our mission of improving the lives of pets, pet parents, and our own Petco partners. We carry out these objectives through the following attributes of our executive compensation program:

•
We align executive compensation with the achievement of operational and financial results, increases in stockholder value, and delivering on our mission.
•
A significant portion of total compensation for our executives is at-risk and is subject to short-term and long-term incentive programs that are designed to align their interests with those of our stockholders.
•
We evaluate the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant criteria in making pay decisions.
•
Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.
•
We focus on creating simple, straightforward compensation programs that our partners and stockholders can easily understand.
•
Please read the “Executive Compensation” section beginning on page 26 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during fiscal 2025.

We are asking stockholders to vote “For” the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers for the fiscal year ended January 31, 2026, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion disclosed in this Proxy Statement.”

This resolution will not be binding on our board of directors or the compensation committee. However, our board of directors and the compensation committee will review and consider the results of this Proposal 2 when making future compensation decisions for our Named Executive Officers. Our board’s current policy is to hold annual say-on-pay votes, and thus, we expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

FOR	OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

48	2026 Proxy Statement

PROPOSAL 3—APPROVAL OF SECOND Amendment to THE COMPANY’S 2021 Equity Incentive Plan

We are requesting that stockholders vote to approve the Second Amendment (the “Second Amendment”) to the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan,” and as amended by the Second Amendment, the “Amended Plan”), which was approved by our board of directors on May 8, 2026, subject to stockholder approval. If approved by stockholders, the Second Amendment will increase the shares of our Class A common stock, $0.001 par value per share (for purposes of this Proposal 3, the “Common Stock”) reserved for issuance under the 2021 Plan by 15,500,000 shares of Common Stock (the “Share Increase”).

The purpose of the Amended Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Amended Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of Petco through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders. The Amended Plan allows for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), incentive bonuses and other stock-based awards. We refer to these collectively in this Proposal as “Awards.”

As part of our board of directors’ decision to approve the Second Amendment, our board of directors considered the recommendation of the compensation committee, following consultation with Exequity, its independent compensation consultant, and analyzed our historical run rate, anticipated future equity award needs, and the dilutive impact of the Share Increase. In particular, our board of directors considered the following:

•
Shares Remaining Available Under the 2021 Plan: As of April 20, 2026, under the 2021 Plan (without taking into effect the Second Amendment), 764,784 shares remained available for future awards, which our board of directors believes will be insufficient to meet Petco’s anticipated future equity award needs. The following table sets forth certain information about the 2021 Plan, as of April 20, 2026.

	2021 Equity Plan	Inducement Awards	Total

Number of shares available for future awards under the 2021 Plan (without taking into effect the Second Amendment)	764,784		764,784

Number of shares being authorized under the Second Amendment	15,500,000		15,500,000

Number of shares subject to outstanding stock options	6,446,177	6,964,419	13,410,596

Weighted average remaining term of outstanding stock options	8.1 years	8.2 years	8.2 years

Weighted average exercise price of outstanding stock options	$4.86	$6.21	$5.56

Number of shares subject to outstanding restricted stock awards, RSUs, and performance stock units (“PSUs”) assuming target performance (1)	24,453,812	3,843,800	28,297,612

Total number of shares available for future awards under the Amended Plan if this proposal is approved	16,264,784		16,264,784

Approximate number of shares available for future issuance under our 2021 Employee Stock Purchase Plan			2,497,304

Closing sale price of our Common Stock on the NASDAQ Global Select Market			$3.03

Total shares of Common Stock outstanding (2)			285,136,713

Total Class A common stock outstanding			247,345,932

Class B-1 common stock outstanding			37,790,781

Class B-2 common stock outstanding			37,790,781

(1)
The number of outstanding awards under the 2021 Equity Plan includes 5,086,989 RSUs, granted in 2026, that allow the company to deliver vested awards in cash if insufficient shares are available at the time of the vesting.
(2)
Total shares of Common Stock Outstanding include Class A and Class B-1 shares but exclude Class B-2 shares. The rights of the holders of Class B-2 common stock differ from the rights of the holders of Class A common stock and Class B-1 common stock in that holders of Class B-2 common stock only possess the right to vote on the election or removal of the Company’s directors.

2026 Proxy Statement	49

•
Historical Run Rate: Our 2021 Plan and inducement award share usage over the 2023, 2024, and 2025 fiscal years represented a three-year average gross run rate of 6.14%, as further detailed in the table below. Share counts are listed in thousands.

2021 Plan Fiscal Year	Weighted Average Common Stock Outstanding	Stock Options Granted	RSUs and Restricted Stock Awards Granted	PSUs Earned (1)	Annualized Run Rate

2023	267,549	—	6,817	57	2.57%

2024 (2)	273,410	15,213	13,131	—	10.37%

2025 (3)	279,555	3,050	12,292	19	5.49%

				Three-Year Average	6.14%

(1)
Represents shares earned from performance award programs, in thousands. The company granted the following PSUs during the three-year period: 655 in 2023, 2,273 in 2024, and 3,610 in 2025.
(2)
Includes 6,571 stock options and 2,493 RSUs and PSUs granted as inducement awards outside the 2021 Plan.
(3)
Includes 393 stock options and 1,321 RSUs and PSUs granted as inducement awards outside the 2021 Plan.

We are executing a turn-around, and our ability to attract and retain talent is essential to deliver on our plans. We regularly benchmark our pay programs, and we target aggregate long-term incentive pay to be aligned with market median levels. Our low market capitalization over the previous three years required us to utilize more shares to deliver the same value of competitive compensation as peers and results in higher annualized run rates. Our executive leadership and Board expect our annual run rate to decrease from current levels as our turn-around progresses and our market capitalization grows.

Additionally, we awarded special one-time grants as inducements related to our leadership transition in 2024 and 2025. Those awards are atypical and are not expected to recur, and they temporarily increased our annualized run rate above historical levels.

During our CEO transition in 2024, we awarded our interim CEO, Mr. Mohan, 7.4M stock options and 1.3M RSUs under the 2021 Plan. The stock options utilized an exercise price set at a significant premium to our stock price at the time of the grant. Mr. Mohan subsequently forfeited 3.7M stock options and 600,000 RSUs upon his transition out of his interim CEO role. The sum of Mr. Mohan's granted awards represents 3.1% of the annualized 2024 run rate in the table above.

In 2024, we also granted stock-based awards outside of the 2021 Plan to Mr. Murphy and Mr. Anderson in conjunction with their respective appointments. The awards outside of the 2021 Plan represent 3.3% of the annualized 2024 run rate in the table above and acted as inducements to such individuals to join the company and created an immediate alignment to shareholder interests. To bolster shareholder alignment, 5.5 million of the stock options granted to Messrs. Murphy and Anderson were granted with exercise prices that were significant premiums to the stock price at the time of the grant. Those awards remain underwater today and will only begin to have value when the Company's stock price exceeds $5.00 per share.

•
Dilution: We express potential dilution as a percentage equal to the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards (including inducement awards issued outside the 2021 Plan) divided by the numerator plus the sum of the total number of class A and class B-1 shares outstanding. If the Amended Plan is approved, our dilution will increase to approximately 16.9% based on 2021 Equity Plan shares and awards outstanding as of April 20, 2026.

2021 Equity Plan + Inducement Awards
Stock Option Awards Outstanding	13,410,596
Stock-Based Awards Outstanding (1)	28,297,612
Total Awards Outstanding	41,708,208

Shares Available for Future Issuance	764,784
Subtotal	42,472,992

Incremental Shares Approved by Board for 2021 Equity Plan	15,500,000
Total awards outstanding and available for future issuance	57,972,992
Dilution	16.9%

(1)
Includes 8,018,788 PSUs which will vest or be forfeited based on company performance metrics over three-year performance periods. Shares shown at target. The number of shares of common stock issued upon vesting may be higher or lower than target depending on our performance during the measurement period, subject to adjustment based on application of a financial metric.

50	2026 Proxy Statement

In 2024 the company utilized premium-priced stock options as an inducement for select executive officers. With these awards, stock options were granted with exercise prices that were significantly higher than the market price at the time of the grant. Nearly 1.5% of the potential dilution represented in our 2021 Equity Plan is connected to underwater stock options, the majority of which were awarded as premium-priced stock options at the time of their grant. Over 2.3% of the potential dilution related to inducement awards is comprised of underwater stock options, the majority of which were premium-priced.

Best Practices Under the Amended Plan

The Amended Plan includes several provisions that reflect corporate governance best practices, including the following:

•
No Repricing: The Amended Plan prohibits repricing of stock options and SARs without stockholder approval.
•
Term and Exercise Price Limits on Stock Options and SARs: Stock options and SARs granted under the Amended Plan are subject to a maximum term of 10 years and may not be granted at a discount to the fair market value of the Common Stock on the date of grant. Reload options are not permitted under the Amended Plan.
•
Limit on Non-Employee Director Compensation: The Amended Plan includes an annual limit on equity-based and cash compensation granted to non-employee directors of $800,000 (or $1,000,000 in the director’s first year on the board or in any year in which the director serves as Chairman or Lead Director).
•
Clawback Policy: Awards under the Amended Plan are subject to our clawback policy and any clawback policy that we may adopt in the future.
•
No Automatic Single Trigger Acceleration or Tax Gross-Ups: In the event of a change in control, the Amended Plan does not provide for automatic single trigger acceleration of outstanding Awards, and instead, so long as Awards are continued or assumed, provides for double trigger acceleration—providing for acceleration only in the event of an involuntary termination following the change in control. In addition, the Amended Plan does not provide for tax gross-ups on excise taxes resulting from excess parachute payments.
•
No Dividends or Dividend Equivalents on Unearned Performance-Based Awards: Dividends and dividend equivalents may not be paid on any unearned performance-based award under the Amended Plan.

Summary of the Amended Plan

The following description of the Amended Plan is not intended to be complete and is qualified in its entirety by the complete text of the Amended Plan, a copy of which is attached as Appendix A to this proxy statement. Stockholders and potential investors are urged to read the Amended Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Amended Plan.

Administration

The Amended Plan is administered by the compensation committee of the board of directors of the Company, or such other committee designated by our board of directors to administer the Amended Plan, which we refer to herein as the Administrator. The Administrator has broad authority, subject to the provisions of the Amended Plan, to administer and interpret the Amended Plan and Awards granted thereunder. All decisions and actions of the Administrator are final and binding. To the maximum extent permissible under applicable law, the compensation committee may also delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, provided the delegating resolutions shall specify the total number of shares of Common Stock such subcommittee may award, and no such subcommittee shall designate any officer or non-employee director of the Company as a recipient of any Awards.

Stock Subject to the Amended Plan

The maximum number of shares of Common Stock that may be issued under the Amended Plan will not exceed 59,271,641 (which represents 43,771,641 shares of Common Stock previously approved under the 2021 Plan following its First Amendment and an additional 15,500,000 shares under the Second Amendment, if approved by the stockholders), subject to certain adjustments in the event of a change in our capitalization. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the Amended Plan will not exceed 59,271,641.

Shares of Common Stock issued under the Amended Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the Amended Plan, in whole or in part, the number of shares of Common Stock subject to such Award but not issued thereunder or that are otherwise forfeited back to Petco will again become available for grant under the Amended Plan. Additionally, shares retained or withheld in payment of any exercise price, purchase price or tax withholding obligation of an Award and shares subject to Awards that otherwise do not result in the issuance of shares in connection with the payment or settlement of the Award will again become available for grant under the Amended Plan.

Limits on Non-Employee Director Compensation

Under the Amended Plan, the aggregate dollar value of all cash and equity-based compensation (based on the grant date fair market value for equity awards, and whether granted under the Amended Plan or otherwise) to our non-employee directors for services in such capacity shall not exceed $800,000 during any

2026 Proxy Statement	51

calendar year. However, during the calendar year in which a non-employee director first joins our board of directors or during any calendar year in which a non-employee director serves as Chairman or Lead Director, such aggregate limit shall instead be $1,000,000.

Eligibility

Prospective or current members of the board, employees (including executive officers), and other service providers of the Company and its affiliates are eligible to participate in the Amended Plan. As of January 30, 2026, there were approximately 29,000 employees (including 6 executive officers) and 9 non-employee directors who are eligible to be selected to participate in the Amended Plan.

Types of Awards

Stock Options

All stock options granted under the Amended Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the stock option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed 10 years (or five years for grants of incentive stock options to 10% holders), and other terms and conditions. The exercise price for any stock option granted may not be less than the fair market value per share of Common Stock on the grant date (or 110% of such fair market value for grants of incentive stock options to 10% holders). Other than in connection with a change in our capitalization, the Administrator may not, without stockholder approval, reduce the exercise price of a previously awarded stock option, and at any time when the exercise price of a previously awarded stock option is above the fair market value of a share of Common Stock, the Administrator may not, without stockholder approval, cancel and re-grant or exchange such stock option for cash or a new Award with a lower (or no) exercise price. Participants have no voting rights and no rights to receive dividends in respect of stock options until the participant becomes the holder of record of the Common Stock subject to such stock options.

Stock Appreciation Rights

SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Common Stock at the time of exercise exceeds the exercise price of the SAR. All freestanding SARs shall be granted subject to the same terms and conditions as applicable to stock options, including exercise price and term, as set forth above, and all tandem SARs shall have the same exercise price as the stock option to which they relate. SARs may be settled in Common Stock, cash, restricted stock, or a combination thereof, at the Administrator’s discretion. Participants have no voting rights and no rights to receive dividends in respect of SARs until the participant becomes the holder of record of the Common Stock subject to such SARs.

Restricted Stock and RSUs

Awards of restricted stock are shares of Common Stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or Common Stock to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions. Participants are entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to restricted stock awards, unless determined otherwise by the Administrator. Participants are entitled to receive dividend equivalents with respect to shares of Common Stock subject to RSUs only to the extent provided by the Administrator.

Notwithstanding the above, no dividends or dividend equivalents will be paid during the performance period with respect to unearned restricted stock or RSUs that are subject to performance-based vesting criteria until the date the performance-based vesting criteria has been achieved.

Incentive Bonuses

Each incentive bonus represents the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The Administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target, and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Payment of the amount due under an incentive bonus may be made in cash or Common Stock, as determined by the Administrator.

Other Stock-Based Awards

Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Common Stock. The Administrator shall determine the terms and conditions of such stock-based awards.

Performance Awards

The Administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period. Such Awards may be identified as “Performance Share,” “Performance Equity,” “Performance Unit,” or other such term as chosen by the Administrator.

52	2026 Proxy Statement

Transferability

Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each stock option or SAR may be exercisable only by the participant during his or her lifetime.

Adjustments

In the event any change is made to our outstanding Common Stock as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding, then equitable and proportional adjustments will be made to the maximum number and class(es) of securities issuable under the Amended Plan (including pursuant to incentive stock options). The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number, or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

Change in Control

Upon a change in control, unless otherwise provided in an award agreement or other contract, the Administrator may provide for any or all of the following upon a participant’s termination of employment without cause within 24 months following such change in control: (i) stock options or SARs shall fully vest and become exercisable, (ii) any performance Awards or incentive bonuses shall vest based on target level achievement or actual performance through a date determined by the Administrator, and (iii) any restricted stock, RSUs or other stock-based awards (other than those referenced in subsection (ii)), shall vest. Upon a change in control in which the acquiring company does not assume outstanding Awards or issue substitute awards, then all Awards that are not assumed or substituted for shall be treated as follows, effective immediately prior to the change in control: (A) stock options or SARs shall fully vest and become exercisable, (B) any performance awards or incentive bonuses shall vest based on target level achievement or actual performance through a date determined by the Administrator, as determined by the Administrator, and (C) any restricted stock, RSUs or other stock-based awards (other than those referenced in clause (B)) shall vest. Notwithstanding anything to the contrary, in the event of a change in control, the Administrator may provide for the cancellation and cash settlement of all outstanding Awards.

Clawback/Recoupment

Awards granted under the Amended Plan will be subject to recoupment in accordance with the Company’s clawback policy. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company.

Amendment and Termination

Our board of directors has the right to amend, alter, suspend, or terminate the Amended Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the Amended Plan or an Award or award agreement may be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for us, the Amended Plan or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

Effective Date and Term

The 2021 Plan originally became effective on January 12, 2021, and the Second Amendment was approved by the Board on May 8, 2026, subject to the approval of the stockholders. No award may be granted under the Amended Plan after January 12, 2031.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax treatment applicable to Petco and the participants who receive Awards under the Amended Plan based on the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants to consult their own tax advisor concerning the tax implications of Awards granted under the Amended Plan.

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Incentive Stock Options

Options granted under the Amended Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet such requirements. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for ordinary income tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. Unless there is a “disqualifying disposition”, as described below, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee in general will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified stock option.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR.

Restricted Stock Awards

A participant who receives unvested shares of Common Stock will not recognize any taxable income at the time those shares are granted but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the issue date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

Restricted Stock Units, Other Stock-Based Awards, Incentive Bonuses

Generally, no taxable income is recognized upon the grant of RSUs, other-stock based awards or incentive bonuses. The participant will recognize ordinary income in the year in which the award is settled in shares or cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance, or the amount of the cash paid in settlement of the award, and the participant will be required to satisfy the tax withholding requirements applicable to the income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued or the cash amount is paid.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. It is expected that compensation deductions for any covered employee with respect to awards granted under the Amended Plan will be subject to the $1 million annual deduction limitation. The Administrator may grant Awards under the Amended Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of Petco and our stockholders.

New Plan Benefits

Petco cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to eligible participants under the Amended Plan because the grant of Awards and terms of such Awards are to be determined in the sole discretion of the Administrator.

54	2026 Proxy Statement

Awards Granted Under the 2021 Plan

No awards made under the 2021 Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of the Second Amendment. The following table sets forth information with respect to Awards that have been granted under the 2021 Plan to the NEOs, the director nominees, recipients of more than 5% of all Awards under the 2021 Plan, and the specified groups set forth below as of April 20, 2026, with PSUs based on achievement of target performance. No associates of any director, executive officer or director nominee have received any Awards under the 2021 Plan.

Name and Position	Stock Options Granted	RSUs, PSUs and Restricted Stock Awards Granted

Joel Anderson, Chief Executive Officer	1,336,478	7,054,455

Sabrina Simmons, Chief Financial Officer	314,466	2,761,499

Michael Romanko, Chief Customer and Product Officer	—	1,178,390

Joe Venezia, Chief Revenue Officer	172,956	1,335,973

Holly May, Chief Human Resource Officer	117,925	2,744,124

All current executive officers as a group (6)	2,068,322	16,129,333

Brian LaRose, Former Chief Executive Officer	465,746	972,481

Jack Stout, Former Chief Merchandising Officer	157,233	739,292

All current directors who are not executive officers as a group (9)	8,641,975	1,906,433

Gary Briggs	—	132,761

Nishad Chande	—	—

Mary Sullivan	—	—

All employees excluding executive officers as a group	13,041,531	40,627,483

Approval of the Amendment requires the affirmative vote of at least a majority of the votes cast. Only holders of Class A common stock and Class B-1 common stock are entitled to vote on this Proposal 3. Holders of Class B-2 common stock are not entitled to vote on this Proposal 3. Holders of Class A and Class B-1 common stock may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes, if any, are not considered “votes cast” and, therefore, will have no effect on the outcome of this Proposal 3. If the Amendment is approved, we intend to file a registration statement on Form S-8 to register the additional shares of Common Stock reserved for issuance under the Amended Plan.

FOR

OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE PETCO HEALTH AND WELLNESS COMPANY, INC. 2021 EQUITY INCENTIVE PLAN.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following is a summary of Ernst & Young LLP’s fees for professional services rendered to us for the 2025 and 2024 fiscal years.

(in millions)	Fiscal 2025	Fiscal 2024

Audit Fees (1)	$2.8	$3.3

Audit-Related Fees	$—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$2.8	$3.3

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, reviews of our quarterly financial statements, review of registration statements, comfort letters, and related services that are normally provided in connection with regulatory filings.

Pre-Approval of Audit and Non-Audit Services Policy

The audit committee adopted a policy for pre-approving all audit and permitted non-audit services provided by Ernst & Young LLP. The audit committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The audit committee has delegated authority to the chair of the audit committee to pre-approve audit and non-audit services in amounts up to $500,000 (1) per engagement, (2) per additional category of services, or (3) to the extent otherwise required under the policy, for services exceeding the pre-approved budgeted fee levels for the specified service. All of the services and fees identified in the table above were approved pursuant to the pre-approval policy described in this paragraph.

56	2026 Proxy Statement

AUDIT COMMITTEE REPORT*

The audit committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP, and has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the PCAOB and SEC. Additionally, the audit committee has received the written disclosures and the letter from Ernst & Young LLP, as required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence. Based upon such review and discussion, the audit committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the SEC.

Audit Committee of the Board of Directors,

Cameron Breitner (Chair)

Gary Briggs

Iris Yen

* This report of the audit committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2026 Proxy Statement	57

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, pursuant to authority granted to it by the board, is directly responsible for the appointment, compensation, retention, and oversight of Petco’s independent registered public accounting firm. In accordance with its charter, the audit committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually.

Our audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since July 17, 2020. The members of the audit committee and the board believe that the continued retention of Ernst & Young LLP as Petco’s independent registered public accounting firm is in the best interests of Petco and its stockholders. Our board of directors and audit committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The appointment of Ernst & Young LLP is accordingly being submitted for ratification by our stockholders as a matter of good corporate practice. If the stockholders fail to ratify this appointment, our board of directors and audit committee may reconsider the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.

One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

FOR

OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2027.

58	2026 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Review, Approval, and Ratification of Related Person Transactions

Our board of directors adopted a written policy regarding the review, approval, ratification, or disapproval by our audit committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, and any immediate family member of any of the foregoing persons) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In approving or rejecting any such transaction, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.

Other than the transactions described below under “Related Person Transactions,” there have been no other “related person transactions” that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Related Person Transactions

Promissory Note

Scooby LP holds a promissory note issued by Petco Animal Supplies, Inc. (“Petco Animal Supplies”) with an initial principal amount of $3.5 million in connection with the acquisition by Petco Animal Supplies of an online pet healthcare service on March 22, 2017. Half of this promissory note was redeemed effective as of March 25, 2019, and the remaining half of the promissory note, equal to approximately $2.1 million, remained outstanding as of January 31, 2026. The promissory note was paid in full on March 24, 2026. As a result, there is currently no amount outstanding.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with our Principal Stockholder. The agreement contains provisions that require us to register, under the federal securities laws, the offer and resale of shares of our Class A common stock held by our Principal Stockholder upon demand thereof. The agreement grants our Principal Stockholder the opportunity to include its shares in any registration statement filed by us in connection with a public offering of our equity securities (customarily known as “piggyback rights”). These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

Stockholder’s Agreement

In connection with the completion of our initial public offering, we entered into a stockholder’s agreement with our Principal Stockholder. The stockholder’s agreement gives our Principal Stockholder the right to designate a certain number of nominees for election to our board of directors and certain committee nomination and observer rights so long as our Principal Stockholder does not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of our outstanding Class A common stock and Class B-1 common stock, and, in all cases and for the avoidance of doubt, subject to the Board’s fiduciary duty. For additional information, please see “—Composition of the Board of Directors” above.

Additionally, the stockholder’s agreement provides that we will not take certain significant actions specified therein without the prior written consent of our Principal Stockholder as long as our Principal Stockholder (including its permitted transferees under the stockholder’s agreement) beneficially owns (directly or indirectly) at least 25% of the outstanding shares of Class A common stock and Class B-1 common stock (as adjusted for stock splits, combinations, reclassifications, and similar transactions). Such specified actions include:

•
liquidation, dissolution, or winding up of our Company;
•
any material change in the nature of the business or operations of our Company and our subsidiaries, taken as a whole, as of the date of the stockholder’s agreement;
•
hiring or terminating our CEO and his or her successors and, so long as our Principal Stockholder beneficially owns (directly or indirectly) at least 50% of the outstanding shares of Class A common stock and Class B-1 common stock (as adjusted for stock splits, combinations, reclassifications, and similar transactions), hiring or terminating any other executive officer of our company and his or her successor;
•
any mergers or other transaction that, if consummated, would constitute a “change in control” (as defined in the stockholder’s agreement) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a “change in control”;
•
entering into any agreement providing for the acquisition or divestiture of assets or persons, in each such case, involving consideration payable or receivable by our Company or any of our subsidiaries in excess of a specified monetary threshold in a 12-month period; any incurrence by us or any of our subsidiaries of indebtedness for borrowed money (including through

2026 Proxy Statement	59

capital leases, the issuance of debt securities or the guarantee of indebtedness of another person), other than indebtedness incurred under an existing and previously approved revolving credit facility, in excess of a specified monetary threshold in a 12-month period or that would result in our company’s total net leverage ratio exceeding 4:00:1:00;
•
any issuance or series of related issuances of equity securities by us or our subsidiaries, other than grants of equity securities under any equity compensation plan (including an employee stock purchase plan) approved by our board of directors or a committee thereof;
•
any payment or declaration of any dividend or other distribution of any shares of Class A Common Stock or Class B-1 Common Stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend of shares of Class A Common Stock or Class B-1 Common Stock;
•
any increase or decrease in the size of our board of directors or the committees of our board; and
•
amendments to, or modification or repeal of, organizational documents (such as our second amended and restated certificate of incorporation (“certificate of incorporation”) and bylaws or equivalent organizational documents of our subsidiaries) that adversely affect any of our Principal Stockholder, CVC or CPP Investments, or their respective affiliates.

Stock Purchase Agreement

In May 2024, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with GSSB Corporation, an Ontario corporation of which Glenn Murphy, our Executive Chairman, is the sole stockholder, and Scooby Aggregator, LP, pursuant to which GSSB Corporation purchased 1,470,589 shares (the “Purchased Shares”) of Class A common stock in a private placement from the Company at a price per share equal to $1.70 for a total of $2,500,001.30. The transactions under the Stock Purchase Agreement closed on May 13, 2024. Mr. Murphy has agreed to directly or indirectly hold the Purchased Shares for at least two years, with respect to fifty percent of the Purchased Shares, and three years, with respect to the remaining fifty percent of the Purchased Shares, subject to certain exceptions.

60	2026 Proxy Statement

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of April 27, 2026 (or as of the date otherwise indicated below) regarding beneficial ownership by:

•
each person known to us to beneficially own more than 5% of any class of our outstanding common stock;
•
our directors and director nominees;
•
each of our Named Executive Officers; and
•
all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 26, 2026 (60 days after April 27, 2026) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after June 26, 2026 and any RSUs vesting/settling, as applicable, on or before June 26, 2026 that may be payable in cash or shares at Petco’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The percentage ownership information shown in the following table is based on 247,352,755 shares of our Class A common stock, 37,790,781 shares of our Class B-1 common stock and 37,790,781 shares of our Class B-2 common stock outstanding as of April 27, 2026. The rights of the holders of our Class A common stock and our Class B-1 common stock are identical in all respects, except that our Class B-1 common stock does not vote on the election or removal of directors. The rights of the holders of our Class B-2 common stock differ from the rights of the holders of our Class A common stock and Class B-1 common stock in that holders of our Class B-2 common stock only possess the right to vote on the election or removal of directors.

	Class A		Class B-1		Class B-2		% of Total Voting	% of Total Director Election and Removal
	Number	%	Number	%	Number	%	Power(1)	Power

Certain Stockholders

Scooby Aggregator, LP (2)(3)(4)	145,924,140	59.0%	37,790,781	100.0%	—	—	64.4%	51.2%

CVC B-2 SPV, LLC (3)(5)	—	—	—	—	19,273,298	51.0%	—	6.8%

9314601 B-2 SPV, LLC (6)	—	—	—	—	18,517,483	49.0%	—	6.5%

Directors and Named Executive Officers

Joel Anderson (7) (8)	4,775,108	1.9%	—	—	—	—	1.7%	1.7%

Sabrina Simmons (8)	480,172	*	—	—	—	—	*	*

Holly May (8)	491,743	*	—	—	—	—	*	*

Joe Venezia (9)	62,817	*	—	—	—	—	*	*

Michael Romanko (8)	452,640	*	—	—	—	—	*	*

Jack Stout (10)	—	—	—	—	—	—	—	—

Brian LaRose (11)	7,125	*	—	—	—	—	*	*

Glenn Murphy (8)(12)	5,019,917	2.0%	—	—	—	—	1.7%	1.7%

Cameron Breitner (13)	799,254	*	—	—	—	—	*	*

Gary Briggs	119,339	*	—	—	—	—	*	*

Nishad Chande	—	—	—	—	—	—	—	—

2026 Proxy Statement	61

	Class A		Class B-1		Class B-2		% of Total Voting	% of Total Director Election and Removal
	Number	%	Number	%	Number	%	Power(1)	Power

Christy Lake (14)	89,339	*	—	—	—	—	*	*

David Lubek	—	—	—	—	—	—	—	—

R. Michael Mohan (8)	4,183,308	1.7%	—	—	—	—	1.4%	1.4%

Iris Yen (15)	104,348	*	—	—	—	—	*	*

Christopher J. Stadler	—	—	—	—	—	—	—	—

Mary Sullivan	—	—	—	—	—	—	—	—

All Directors and Executive Officers as a group (15 persons) (7)(8)(9)(12)(13)(15)(16)	16,729,047	6.5%	—	—	—	—	5.7%	5.7%

* Represents holdings of less than 1% of any class of our common stock.

(1)
Does not include shares of our Class B-2 common stock, which represent only the right to vote on the election or removal of our directors.
(2)
Represents shares of our Class A and Class B-1 common stock directly held by our Principal Stockholder. The general partner of our Principal Stockholder is Scooby Aggregator GP, LLC, a member managed limited liability company whose sole member is Scooby LP. The general partner of Scooby LP is Scooby GP LLC, a member-managed limited liability company whose sole members are CVC Pet LP and CPP Investments. Both CVC Pet LP and CPP Investments have material consent rights with respect to the actions of Scooby GP LLC. Each share of Class B-1 common stock is convertible into one share of Class A common stock at the option of the holder. As a condition to such conversion, the holder of the shares of Class B-1 common stock to be converted must direct a holder of Class B-2 common stock to transfer an equal number of shares of Class B-2 common stock to us.
(3)
Investment and voting power with regard to membership interests of Scooby GP LLC directly held by CVC Pet LP rests with the board of directors of CVC Pet LP’s general partner, CVC Scooby Jersey GP Limited. Certain investment funds managed by CVC Capital Partners VI Limited wholly own CVC Scooby Jersey GP Limited, and investment and voting power with regard to the shares held by such funds rests with the board of directors of CVC Capital Partners VI Limited, which board consists of Ben Burton, Victoria Cabot, John Maxey, and Jon Wrigley, each of whose address is c/o CVC Capital Partners VI Limited, 27 Esplanade, St Helier, Jersey JE1 1SG, Channel Islands. Each of these individuals may be deemed to indirectly share voting and/or investment power over the shares held of record by our Principal Stockholder. The approval of a majority of such directors is required to make any investment or voting decision with regard to any shares beneficially owned by CVC Pet LP, and as such, each such individual disclaims beneficial ownership of such shares.
(4)
Investment and voting power with regard to shares indirectly beneficially held by CPP Investments (through our Principal Stockholder) rests with Canada Pension Plan Investment Board (“CPPIB”). John Graham is the President and Chief Executive Officer of CPPIB and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of our common stock beneficially owned by CPPIB. Mr. Graham disclaims beneficial ownership over any such shares. The address of CPPIB is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada.
(5)
Represents shares of our Class B-2 common stock directly held by CVC B-2 SPV, LLC, a wholly owned subsidiary of CVC Pet LP.
(6)
Represents shares of our Class B-2 common stock directly held by 9314601 B-2 SPV, LLC, a wholly owned indirect subsidiary of Richard Hamm, who is unaffiliated with CPPIB. 9314601 B-2 SPV, LLC has agreed not to vote or transfer any shares of Class B-2 common stock held by it except as directed by CPPIB, and accordingly, CPPIB may be deemed to beneficially own such shares held by 9314601 B-2 SPV, LLC for purposes of Section 13(d) of the Exchange Act. See footnote (4) above for information regarding CPPIB.
(7)
Includes 2,919,342 shares held in trust accounts.
(8)
Includes beneficial ownership of the following number of shares for which the following persons hold options exercisable on or within 60 days of April 27, 2026: for Mr. Murphy 2,230,662; for Mr. Anderson 1,841,805; for Mr. Mohan 3,703,703; for Ms. May 40,094; for Mr. Insana 48,666; for Ms. Simmons 106,918; and for Mr. Romanko 133,647.
(9)
Includes beneficial ownership of 62,817 RSUs vesting on May 18, 2026.
(10)
Beneficial ownership information for Mr. Stout is reported as of November 29, 2025, the effective date of the termination of his employment with the Company.
(11)
Beneficial ownership information for Mr. LaRose is reported as of March 25, 2026, the date of his most recently completed disclosure to the Company regarding his stock ownership. Mr. LaRose was succeeded as our Chief Financial Officer on February 17, 2025 and provided transition services as an employee through April 30, 2025.
(12)
Includes 1,470,589 shares of Class A common stock owned by GSSB Corporation, an Ontario corporation of which Glenn Murphy is the sole stockholder.
(13)
Includes 750,000 shares of Class A Common Stock that are held by a trust.
(14)
Beneficial ownership information for Ms. Lake is reported as of July 24, 2025, the last day of her term as a director.
(15)
Includes 1,983 shares of Class A Common Stock that are held by the Yen-Geniblazo Family Trust.
(16)
Excludes Messrs. LaRose and Stout, who are no longer executive officers, and Ms. Lake, who is no longer a director, each as of April 27, 2026.

62	2026 Proxy Statement

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting to be held on Tuesday, June 30, 2026 at 12:00 p.m., Pacific Time, or at any adjournments or postponements thereof.

1. Where is the Annual Meeting being held?

Our board of directors has determined that the Annual Meeting will be held online via live audio webcast at www.proxydocs.com/WOOF. We believe that this is the right choice for Petco as it provides expanded stockholder access regardless of the size of the Annual Meeting or resources available to stockholders, improves communications, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting.

2. What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.
To elect the four director nominees named in the proxy statement as Class III directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement, or disqualification (Proposal 1);
2.
To approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (Proposal 2);
3.
To approve the Second Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares Class A Common Stock authorized for issuance under the plan (Proposal 3); and
4.
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4).

Additionally, stockholders are entitled to vote (in accordance with the rights described in Question 3 below) on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

3. Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on May 8, 2026, the record date, are entitled to participate in and vote at the Annual Meeting. Pursuant to our certificate of incorporation, holders of our (i) Class A common stock are entitled to one vote on all matters submitted to a vote of stockholders, (ii) Class B-1 common stock have the same rights as our Class A common stock, except that such holders of our Class B-1 common stock are not entitled to vote in the election or removal of directors, and (iii) Class B-2 common stock only have the right to vote in the election or removal of directors. Accordingly:

•
Holders of Class A common stock are entitled to vote on all proposals that will be addressed at the Annual Meeting (Proposals 1-4).
•
Holders of Class B-1 common stock are entitled to vote only on Proposals 2-4.
•
Holders of Class B-2 common stock are entitled to vote only on Proposal 1.

As of May 8, 2026, there were 247,729,341 shares of our Class A common stock issued and outstanding, 37,790,781 shares of our Class B-1 common stock issued and outstanding, and 37,790,781 shares of our Class B-2 common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on any matter on which the applicable class of common stock is entitled to vote. Pursuant to our certificate of incorporation, holders of Class A, Class B-1, and Class B-2 common stock are not entitled to cumulative voting.

4. How can I participate in, and vote at, the Annual Meeting online?

Stockholders of record of our common stock as of the record date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting, by registering in advance of the Annual Meeting at www.proxydocs.com/WOOF. Beneficial owners of shares may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting, by registering in advance of the Annual Meeting at www.proxydocs.com/WOOF.

As mentioned above, in order to attend the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/WOOF. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to enter your uniquely assigned control number at www.proxydocs.com/WOOF as part of the registration

2026 Proxy Statement	63

process; alternatively, if you do not have a control number, please contact your broker, bank or other nominee as soon as possible and preferably no later than June 20, 2026 as it may take several days to provide you with the necessary information, so that you can be provided with a control number and gain access to the meeting. Registration for the meeting will close on June 26, 2026 at 2:00 p.m. Pacific Time.

The Annual Meeting will begin at 12:00 p.m. Pacific Time on Tuesday, June 30, 2026. Online check-in will begin at approximately 11:45 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, you may call the technical support number that will be posted in your instruction email that you will receive upon registration for the Annual Meeting. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question-and-answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

5. How does the board of directors recommend that I vote?

Our board of directors unanimously recommends that stockholders vote: “FOR ALL” with respect to the director nominees named in Proposal 1; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers (Proposal 2); “FOR” the approval of the Second Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares Class A Common Stock authorized for issuance under the plan (Proposal 3); and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4).

6. How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the common stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy.

7. What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice and/or proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and/or proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

8. What is a proxy card?

The proxy card enables you to appoint Joel Anderson, Sabrina Simmons, and Giovanni Insana as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

9. If I am a stockholder of record of the Company’s shares, how do I vote?

Before the Annual Meeting, you may vote:

•
by mail, by completing, signing, and dating your proxy card (if applicable);
•
online at www.proxypush.com/WOOF; or
•
by telephone, at 1-866-890-9647.

During the Annual Meeting, you may vote online at www.proxydocs.com/WOOF.

10. If I am a beneficial owner of shares held in street name, how do I vote?

Beneficial owners should check their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

11. Will my shares be voted if I do not provide my proxy? What are broker non-votes?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm, bank, broker-dealer, or other similar organization in their discretion on behalf of clients who have not furnished voting instructions. Specifically, in such circumstances, brokerage firms, banks, broker-dealers, and other nominees generally have the authority (but are not

64	2026 Proxy Statement

required) to vote shares not voted by customers on certain “routine” matters.

Brokerage firms, banks, broker-dealers, and other nominees are prohibited from exercising discretionary authority on non-routine matters. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a ‘broker non-vote’ for the matters on which the broker does not vote. In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting for which you are entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

12. What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the nominees who receive the highest number of shares voted “For” his or her election are elected. Only holders of Class A common stock and Class B-2 common stock are entitled to vote on the election of directors (Proposal 1).

A “withhold” vote against a director and broker non-votes will have no direct effect on his or her election. However, our board also adopted a resignation policy. Under the resignation policy, any director who receives a greater number of votes “withheld” for his or her election than “for” such election must promptly tender his or her resignation offer to the nominating and corporate governance committee. The nominating and corporate governance committee will recommend to our board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that our board accept any resignation offer, the nominating and corporate governance committee may consider all factors that the Committee’s members believe are relevant. Our board will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation offer will not participate in the proceedings of either the nominating and corporate governance committee or our board with respect to his or her own resignation offer.

13. What vote is required for other proposals?

Approvals of Proposals 2, 3, and 4 require the affirmative vote of at least a majority of the votes cast. Abstentions and broker non-votes, if any, are not considered “votes cast” and will have no effect on the outcome of Proposals 2, 3, and 4. Only holders of Class A common stock and Class B-1 common stock are entitled to vote on Proposals 2, 3, and 4.

14. Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 10850 Via Frontera, San Diego, CA 92127 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank, broker-dealer, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank, or other nominee.

15. What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted: “FOR ALL” each of the director nominees (Proposal 1); “FOR” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers (Proposal 2); “FOR” the approval of the Second Amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares Class A Common Stock authorized for issuance under the plan (Proposal 3); and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4).

16. Is my vote kept confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

17. Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

18. Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone, or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

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OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.

Submission of Stockholder Proposals for the 2027 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 no later than the close of business on January 14, 2027.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Company by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2027 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on March 2, 2027 and no later than the close of business on April 1, 2027. Nominations and proposals also must satisfy other requirements set forth in the bylaws (which includes information required under Rule 14a-19).

For purposes of these proposals, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not such day is a business day.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice and/or proxy materials, as applicable, to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and, together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at InvestorRelations@Petco.com, by telephone at 1-858-453-7845, or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 to inform us of his or her request. If a brokerage firm, bank, broker-dealer, or other nominee holds the shares, the stockholder should contact such bank, broker, or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website at http://www.sec.gov.

We will provide, without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2026, including the financial statements and schedules (the “2025 annual report”).

Any requests for copies of information, reports or other filings with the SEC should be directed to us by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 to inform us of your request. The 2025 annual report and this proxy statement are also available online at ir.petco.com.

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Appendix A

PETCO HEALTH AND WELLNESS COMPANY, INC.

2021 EQUITY INCENTIVE PLAN

1. Purpose

The purpose of this Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of Petco Health and Wellness Company, Inc. and its stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate Participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock and Other Stock-Based Awards, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(b) “Act” means the Securities Exchange Act of 1934, as amended.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, Other Stock-Based Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company), or certificates, notices or similar instruments as approved by the Committee and designated as such.

(e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or if there is no such agreement or no such term is defined in such agreement, means a Participant’s Termination of Employment by the Company or an Affiliate by reason of (i) the Participant’s material breach of any agreement between the Participant and the Company or an Affiliate or any policy of the Company of an Affiliate; (ii) the willful failure or refusal by the Participant to substantially perform his or her duties; (iii) the commission or conviction of the Participant of, or the entering of a plea of nolo contendere by the Participant with respect to, (A) a felony or (B) a misdemeanor involving moral turpitude; (iv) the Participant’s gross misconduct that causes harm to the reputation of the Company or (v) the Participant’s inability or failure to competently perform his or her duties in any material respect due to the use of drugs or other illicit substances. A Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to such Participant’s Termination of Employment that grounds for a Termination of Employment for Cause existed at the time of such Termination of Employment, as determined by the Committee in good faith.

(h) “Change in Control” means the occurrence of any one of the following:

(i) any Person, other than any Pre-IPO Affiliate (as defined below), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(h)(iii)(A) below;

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(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the Effective Date (as defined below), constitute the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (other than with any Pre-IPO Affiliate), other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the implementation of a plan of complete liquidation or dissolution of the Company; or

(v) there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (A) an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (B) any Pre-IPO Affiliates.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(j) “Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 6.

(k) “Common Stock” means the Class A common stock of the Company, $0.001 par value per share, or such other class or kind of shares or other securities as may be applicable under Section 16.

(l) “Company” means Petco Health and Wellness Company, Inc., a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

(m) “Disability” has the meaning set forth in a written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or if there is no such agreement or no such term is defined in such agreement, means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

(n) “Dividend Equivalent” mean an amount payable in cash or Common Stock, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the share of Common Stock with respect to which the Dividend Equivalent relates had been owned by the Participant.

(o) “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4.

(p) “Eligible Person” any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code.

(q) “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

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(r) “Incentive Bonus” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.

(s) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(t) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(v) “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 11.

(w) “Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(x) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Pre-IPO Affiliates” Scooby Aggregator LP, CVC Pet LP, Scooby LP, the Canada Pension Plan Investment Board, 9314601 B-2 SPV, LLC, their respective Controlled Affiliates, and any entity in which any such entity has a substantial direct or indirect equity interest, as determined by the Committee from time to time; provided, however, that the term Pre-IPO Affiliate shall not include CVC Pet LP and its Controlled Affiliates or the Canada Pension Plan Investment Board and its Controlled Affiliates, in each case, after they no longer directly or indirectly own or control at least 10% of the outstanding stock of the Company. For purposes of this definition, “Controlled Affiliates” means any Person referred to in the preceding sentence that, directly or indirectly, through one or more intermediaries, is controlling, controlled by, or under common control with, such other Person.

(z) “Restricted Stock” means an Award or issuance of Common Stock the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(aa) “Restricted Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(bb) “Separation from Service” or “Separates from Service” means a Termination of Employment that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(cc) “Stock Appreciation Right” means a right granted that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(dd) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(ee) “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ff) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition from employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall

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constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider, and (v) the Committee may determine that a transition from employment with the Company or a Subsidiary to service to the Company or a Subsidiary other than as an employee shall constitute a “Termination of Employment”. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.

3. Eligibility

Any Eligible Person is eligible for selection by the Committee to receive an Award.

4. Effective Date and Termination of Plan

This Plan became effective on January 12, 2021 (the “Effective Date”). The Plan shall remain available for the grant of Awards until the 10th anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to 28,271,641. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award. Shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that, Awards using such available shares (i) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (ii) shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination, and (iii) shall comply with the requirements of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

(d) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 28,271,641, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

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(e) Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $800,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $1,000,000.

6. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any officer (within the meaning of Section 16 of the Act) or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the Chief Human Resources Officer of the Company (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including those powers set forth in Section 6(b)(iv) through (ix) and to execute Award Agreements or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

(v) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(vi) to determine the extent to which adjustments are required pursuant to Section 16;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii) to approve corrections in the documentation or administration of any Award; and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

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Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Section 409A of the Code, the Committee shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of Section 409A of the Code. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Committee shall not take any action with respect to any Award which constitutes (x) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (y) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (z) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 20, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment. The Committee or any member thereof may, in its sole and absolute discretion, except as otherwise provided in Section 20, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of, or operation of, any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for as a result of gross negligence or willful misconduct in the performance of their duties.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

7. Plan Awards

(a) Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock or cash, as applicable, may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b) Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.

(c) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Sections 10(b), 11(b) or 16 of this Plan or as otherwise provided by the Committee.

8. Options

(a) Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than 10 years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which in no event will be less than the Fair Market Value of

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such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Option, and at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.

(c) No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(e) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9. Stock Appreciation Rights

(a) General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right, and at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.

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(c) No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10. Restricted Stock and Restricted Stock Units

(a) Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other stockholder-approved compensation plans or arrangements of the Company.

(b) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

11. Other Stock-Based Awards

(a) General Terms. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(b) Dividends and Distributions. Shares underlying Other Cash-Based Awards shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalents be paid during the performance period with respect to unearned Other Cash-Based Awards that are subject to performance-based vesting criteria. Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the shares underlying the Other Stock-Based Award have been earned.

12. Incentive Bonuses

(a) Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus such criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions.

(b) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Committee.

(c) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals and, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

13. Performance Awards

The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock, Restricted Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.

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14. Deferral of Payment

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to Restricted Stock Units, Other Stock-Based Awards or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.

15. Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

16. Adjustment of and Changes in the Stock

(a) The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

(b) In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c) Unless otherwise expressly provided in the Award Agreement or another contract, including an employment, offer, services or severance agreement or letter, or under the terms of a transaction constituting a Change in Control, the Committee may provide that any or all of the following shall occur upon a Participant’s Termination of Employment without Cause within 24 months following a Change in Control: (i) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (ii) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, and (iii) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards (other than those referenced in subsection (ii)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to,

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such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards or issue substitute Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, as determined by the Committee, and (C) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 16(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d) Notwithstanding anything in this Section 16 to the contrary, in the event of a Change in Control, the Committee may provide for the cancellation and cash settlement of all outstanding Awards upon such Change in Control.

(e) Notwithstanding anything in this Section 16 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 16 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

17. Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (a) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (b) a Participant may transfer or assign an Award as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during the lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

18. Compliance with Laws and Regulations

(a) This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.

(b) In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

19. Withholding

To the extent required by applicable federal, state, local or foreign law, the Committee may, and/or a Participant shall, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company

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withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

20. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any Award Agreement or other document evidencing an Award made under this Plan; however, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c) reprice outstanding Options or SARs as described in Sections 8(b) and 9(b);

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) increase the individual maximum limits in Section 5(e); or

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award without such holder’s consent; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21. No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.

22. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of Restricted Stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

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25. Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation form Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

26. No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27. Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

28. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

29. Clawback/Recoupment

Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

30. Interpretation

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

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FIRST AMENDMENT TO THE

PETCO HEALTH AND WELLNESS COMPANY, INC.

2021 EQUITY INCENTIVE PLAN

WHEREAS, Petco Health and Wellness Company, Inc., a Delaware corporation (the “Company”) maintains the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 20 of the Plan, the Board may amend the Plan to increase the maximum number of shares of Common Stock for which awards may be granted under the Plan, subject to the approval of the stockholders of the Company.

NOW, THEREFORE, pursuant to its authority under Section 20 of the Plan, the Board hereby amends the Plan as follows, effective as of April 27, 2023 (the “Amendment Effective Date”), subject to the approval of the stockholders of the Company:

1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to 43,771,641. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.”

2. Section 5(d) of the Plan is hereby amended and restated in its entirety to read as follows:

“(d) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 43,771,641, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.”

3. This First Amendment shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

4. All capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, effective as of the Amendment Effective Date, subject to the approval of the stockholders of the Company.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO THE

PETCO HEALTH AND WELLNESS COMPANY, INC.

2021 EQUITY INCENTIVE PLAN

A-14	2026 Proxy Statement

SECOND AMENDMENT TO THE

PETCO HEALTH AND WELLNESS COMPANY, INC.

2021 EQUITY INCENTIVE PLAN

WHEREAS, Petco Health and Wellness Company, Inc., a Delaware corporation (the “Company”) maintains the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 20 of the Plan, the Board may amend the Plan to increase the maximum number of shares of Common Stock for which awards may be granted under the Plan, subject to the approval of the stockholders of the Company.

NOW, THEREFORE, pursuant to its authority under Section 20 of the Plan, the Board hereby amends the Plan as follows, effective as of May 8, 2026 (the “Amendment Effective Date”), subject to the approval of the stockholders of the Company:

1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to ~~43,771,641~~ 59,271,641. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.”

2. Section 5(d) of the Plan is hereby amended and restated in its entirety to read as follows:

“(d) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to ~~43,771,641~~ 59,271,641, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.”

3. This Second Amendment shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

4. All capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

2026 Proxy Statement	A-15

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, effective as of the Amendment Effective Date, subject to the approval of the stockholders of the Company.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

Second AMENDMENT TO THE

PETCO HEALTH AND WELLNESS COMPANY, INC.

2021 EQUITY INCENTIVE PLAN

A-16	2026 Proxy Statement

petco
where the pets GO™

10850 Via Frontera
San Diego, CA 92127

www.petco.com

2026 Proxy Statement	17

Petco logo P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Petco Health & Wellness Company, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 8, 2026 Tuesday, June 30, 2026 12:00 PM, Pacific Time Please attend the virtual meeting at www.proxydocs.com/woof Internet: www.proxypush.com/WOOF • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-890-9647 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 PM, Pacific Time, June 30, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Joel Anderson, Sabrina Simmons, and Giovanni Insana (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Petco Health & Wellness Company, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Petco logo Petco Health & Wellness Company, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the four director nominees named in the proxy statement as Class III directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification. FOR AGAINST ABSTAIN 1.01 Joel Anderson #P2# #P2# #P2# FOR 1.02 Gary Briggs #P3# #P3# #P3# FOR 1.03 Nishad Chande #P4# #P4# #P4# FOR 1.04 Mary Sullivan #P5# #P5# #P5# FOR FOR AGAINST ABSTAIN 2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. #P6# #P6# #P6# FOR 3. To approve the Second Amendment to the Company's 2021 Equity Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the plan. #P7# #P7# #P7# FOR 4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2027. #P8# #P8# #P8# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/WOOF Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date